UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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FGL HOLDINGS

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4th Floor

Boundary Hall, Cricket Square

Grand Cayman, Cayman Islands KY1-1102

March 29, 2019

To Our Shareholders:

You are cordially invited to attend the annual general meeting (the “annual meeting”) of FGL Holdings (“F&G”), to be held on Tuesday, May 7, 2019, at 2:00 p.m., Eastern Time, at the Four Seasons Toronto, 60 Yorkville Avenue, Toronto, Ontario M4W 0A4, Canada.

At the annual meeting, shareholders will be asked to consider the matters contained in the enclosed Notice of Annual General Meeting and proxy statement. We will also consider any additional business that may be properly brought before our annual meeting.

Details regarding requirements for admission to our annual meeting are described in the proxy statement under the heading “How do I attend the Annual Meeting?”

If you have any questions concerning our annual meeting and you are the shareholder of record of your shares, please contact our Investor Relations Department at 410.487.8898 or by email at investors@fglife.bm. If you are the shareholder of record of your shares and have questions regarding your stock ownership, please contact our transfer agent, Continental Stock Transfer & Trust Company, by telephone at 212.509.4000. If your shares are held by a broker or other nominee (that is, in “street name”), please contact your broker or other nominee for questions concerning our annual meeting or your stock ownership.

Shareholders of record can vote their shares by attending our annual meeting or by submitting a proxy through the mail or over the Internet. Instructions for using these convenient services are provided on the proxy card. Please make sure to read the enclosed information carefully before voting your shares. You may also vote your shares by marking your votes on the enclosed proxy card. If you attend our annual meeting, you may withdraw your proxy and vote your shares in person. If your shares are held in street name, you should vote your shares in accordance with the instructions of your bank or brokerage firm or other nominee.

We appreciate your continued support of F&G.

Sincerely,

/s/ Chinh E. Chu	/s/ William P. Foley, II	/s/ Christopher O. Blunt

Chinh E. Chu Co-Chairman of the Board	William P. Foley, II Co-Chairman of the Board	Christopher O. Blunt Chief Executive Officer, President and Director

4th Floor

Boundary Hall, Cricket Square

Grand Cayman, Cayman Islands KY1-1102

NOTICE OF ANNUAL GENERAL MEETING TO BE HELD ON MAY 7, 2019

March 29, 2019

To Our Shareholders:

We will hold the annual general meeting (the “annual meeting”) of FGL Holdings on Tuesday, May 7, 2019, at 2:00 p.m., Eastern Time, at the Four Seasons Toronto, 60 Yorkville Avenue, Toronto, Ontario M4W 0A4, Canada. The purposes of our annual meeting are as follows:

•	To elect Messrs. Blunt, Chee and Walsh as Class C directors;
•	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019.

After careful consideration, our Board of Directors unanimously recommends a vote “FOR” each of the of the director nominees and “FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019. These proposals are described in the attached proxy statement, which you are encouraged to read fully. Shareholders will also consider any additional business that may be properly brought before our annual meeting or any adjournment thereof.

Details regarding requirements for admission to our annual meeting are described in the attached proxy statement under the heading “How do I attend the annual meeting?”

Our Board of Directors has set the close of business on March 27, 2019 as the record date for our annual meeting. The stock transfer books of our company will not be closed following the record date, but only shareholders of record at the close of business on the record date are entitled to notice of, and to vote at, our annual meeting and any adjournment thereof. A list of shareholders entitled to vote at the annual meeting will be available for inspection at our annual meeting and will also be available for 10 days prior to the annual meeting, during normal business hours, at our principal office located at 4th Floor, Boundary Hall, Cricket Square, Grand Cayman, Cayman Islands KY1-1102.

The vote of each eligible shareholder is important. Please vote as soon as possible to ensure that your vote is recorded promptly, even if you plan to attend our annual meeting.

By Order of the Board of Directors,

/s/ Chinh E. Chu	/s/ William P. Foley, II	/s/ Christopher O. Blunt

Chinh E. Chu Co-Chairman of the Board	William P. Foley, II Co-Chairman of the Board	Christopher O. Blunt Chief Executive Officer, President and Director

PROXY STATEMENT SUMMARY

This proxy statement, the accompanying Notice of Annual General Meeting and proxy card are being furnished to the shareholders of FGL Holdings, a Cayman Islands exempted company, (“F&G” or the “company”) by our Board of Directors (our “Board”) to solicit your proxy to vote at our annual general meeting (the “annual meeting”) of F&G and any adjournments thereof to be held on Tuesday, May 7, 2019, at 2:00 p.m., Eastern Time, at the Four Seasons Toronto, 60 Yorkville Avenue, Toronto, Ontario M4W 0A4, Canada.

This proxy statement summarizes the information that holders of our ordinary shares need to vote at our annual meeting. Holders of ordinary shares as of the close of business on March 27, 2019, the record date, are entitled to vote. Each ordinary share is entitled to one vote in the election of directors and on each matter submitted for shareholder approval. Unless stated otherwise herein or the context requires otherwise, references to “shares” means our ordinary shares, and “shareholder” means a holder of our ordinary shares.

We will begin mailing this proxy statement, along with the proxy card and the other materials listed below, on or about March 29, 2019. To ensure that your proxy is voted at our annual meeting, your proxy should be received no later than 5:00 p.m., Eastern Time, on May 6, 2019, if given by mail, or by 11:59 p.m., Eastern Time, on May 6, 2019, if submitted over the Internet.

We have requested that banks, brokerage firms and other nominees who hold shares on behalf of the beneficial owners of our shares as of the record date forward these materials, together with a proxy card or voting instruction card, to those beneficial owners. We have agreed to pay the reasonable expenses of the banks, brokerage firms and other nominees for forwarding these materials.

The following is a summary of highlights from information contained throughout this proxy statement. You should read the entire proxy statement and our company’s Annual Report carefully before voting.

Annual Meeting Proposals

Proposal	Board Recommendation	Page Reference
1. To elect Messrs. Blunt, Chee and Walsh as Class C directors	FOR each nominee	6
2. To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019	FOR	51

For general information about this proxy statement and the Annual Meeting, please see the section entitled “General Information About the Proxy Statement and the Annual Meeting.”

Board of Directors, Nominees and Committees

Name	Age	Director Since	Independent	Committee Membership				Other Public Boards
				Audit	Compensation	Nom. and Corp. Gov.	Conflicts
Nominees:
Christopher O. Blunt	56	2019
Menes O. Chee	41	2017						1
Timothy M. Walsh	56	2017	Yes	◆			●
Continuing Directors:
Chinh E. Chu[1]	52	2016						3
William P. Foley, II1	74	2016						4
Keith W. Abell	61	2017	Yes	●	◆		●	1
Patrick S. Baird	65	2017	Yes	●		●		1
Richard M. Massey	63	2016	Yes		●	●	◆	2
James A. Quella	69	2016	Yes		●	◆		3

1 Co-Chairman    ● Member    ◆ Chair

For a detailed discussion regarding the nominees for director and our corporate governance and directors, please see the sections entitled “Proposal No. 1 – Election of Directors.”

Executive Compensation Program Highlights

The Compensation Committee has instituted a number of changes to our executive compensation programs to align with evolving competitive and governance practices, respond to feedback from our shareholders and strengthen the link to performance and rigor of our program. These changes have included:

•

Short-term incentives. We allocated a larger percentage of our performance metrics under the Employee Incentive Program to financial objectives in order to meet our shareholders’ focus on our financial performance.

•

Long-Term Incentives. We established a five-year incentive program for our Named Executive Officers that provides for a one-time award of stock options, leveraging a mix of time-based and performance-based stock options to ensure alignment with shareholder interests.

For a detailed discussion of our executive compensation program, please see the section entitled “Compensation Discussion and Analysis.”

PROPOSAL NO. 1 – ELECTION OF DIRECTORS

Three persons have been nominated for election as directors at the annual meeting, all of whom currently serve as directors. Our Board is divided into three classes of as nearly equal number of directors as possible. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors.

The term of each class of directors is three years, with the term for one class expiring each year in rotation. As a result, one class of directors is elected at each annual shareholders meeting for a term of three years, to hold office until their successors are elected and qualified or until their earlier death, removal or resignation. The term of the current Class C directors expires at our annual meeting.

Director Nominees and Continuing Directors

The following table sets forth information about our director nominees and directors. The respective age of each individual in the table below is as of March 27, 2019.

Name	Age	Director Since	Position	Class

Nominees:

Christopher O. Blunt	56	2019	Chief Executive Officer, President and Director	C

Menes O. Chee	41	2017	Director	C

Timothy M. Walsh*	56	2017	Director	C

Continuing Directors:

Chinh E. Chu	52	2016	Co-Chairman and Director	B

William P. Foley, II	74	2016	Co-Chairman and Director	A

Keith W. Abell*	61	2017	Director	A

Patrick S. Baird*	65	2017	Director	B

Richard M. Massey*	63	2016	Director	A

James A. Quella*	69	2016	Director	B

* Independent director. See “Corporate Governance – Director Independence” below.

Our Nominating and Corporate Governance Committee proposes nominees for election to our Board and such nominees are reviewed and approved by the entirety of our Board. Pursuant to the Nominating and Voting Agreement, Messrs. Foley and Chu, who are non-management directors of the company, and Blackstone Tactical Opportunities Fund II L.P. (“BTO”), a shareholder of the company, (the “Nominating Parties”) generally may designate one director nominee for election at each general meeting. Mr. Chee was designated as a nominee by the Nominating Parties. Our Nominating and Corporate Governance Committee and our Board recommend each nominee for director be elected at our annual meeting. The nominees have consented to continue to serve as directors if elected.

Under our charter, the number of directors may be increased or reduced by an ordinary resolution of our shareholders. Any vacancies or newly created directorships may be filled only by the affirmative vote of a majority of our directors then in office, even if less than a quorum, or by a sole remaining director and the elected person will serve the remainder of the term of the class to which he or she is appointed. Each director will hold office until the expiration of their respective terms and until their successors have been duly elected and qualified or until his or her earlier death, resignation or removal. In addition, if a nominee becomes unavailable for any reason or should a vacancy occur before the election, which we do not anticipate, the proxies will be voted for the election, as director, of such other person as our Board may recommend.

Our Board of directors is led by our Co-Chairmen, Messrs. Chu and Foley. Our Board as determined that Messrs. Abell, Baird, Massey, Quella and Walsh are independent within the meaning of the federal securities laws and the New York Stock Exchange (“NYSE”) Rules.

Nominees for Election as Directors

Christopher O. Blunt joined our company as President and Chief Executive Officer and joined our Board in January 2019. Mr. Blunt previously served as a Senior Managing Director and Chief Executive Officer of Blackstone Insurance Solutions, beginning in January 2018. Before joining Blackstone Insurance Solutions, Mr. Blunt served in a variety of senior leadership positions with New York Life from 2004 to 2017. During his tenure at New York Life, Mr. Blunt served as the President of New York Life’s Investment Group and prior to that, as Co-President of the Insurance and Agency Group, which included the company’s U.S. Life Operations, Seguros Monterrey New York Life Mexico and AARP Operations. Prior to joining New York Life, Mr. Blunt was Chairman and Chief Executive Officer of Giving Capital, Inc., a wealth management solutions provider serving the financial institutions marketplace, from 2001 to 2004. Mr. Blunt served in a variety of senior marketing and distribution roles in the investment management industry. Mr. Blunt was the Chief Marketing Officer — Americas for Merrill Lynch Investment Managers and President of Mercury Funds Distributors from 1999 to 2001. Before working with Merrill Lynch, Mr. Blunt was a Managing Director with Goldman Sachs & Co., as well as the National Sales Manager for Goldman Sachs Funds, from 1996 to 1999. He currently serves as Chair of the Board of Directors of the YMCA of Greater New York. Mr. Blunt received a B.A. in History from the University of Michigan and an MBA in Finance from The Wharton School at the University of Pennsylvania.

Menes O. Chee joined our Board in November 2017. Mr. Chee is a Senior Managing Director and founding member of Blackstone’s Tactical Opportunities Group. He is responsible for sourcing, evaluating and executing investments in private opportunities and capital markets. Mr. Chee is a member of the investment committees of Tactical Opportunities. Mr. Chee joined Blackstone in 2009 as a Managing Director of GSO and transferred to Tactical Opportunities in 2012. Before joining Blackstone, Mr. Chee was a Principal in TPG-Axon Capital, where he invested globally in equity and credit public markets and private transactions. Prior to that, he was a private equity investment professional with Texas Pacific Group. Before TPG, Mr. Chee worked at Credit Suisse First Boston in the Merchant Banking Group and at Donald Lufkin & Jenrette in the Leveraged Finance Group.

Mr. Chee currently serves on the boards of Lombard International, Philadelphia Financial Group, Finance of America, DRB Capital, Viva Capital, and Ellington Residential Mortgage REIT. He graduated magna cum laude from the University of Pennsylvania with a B.S. in Economics from the Wharton School and a B.A. from the College of Arts and Sciences, where he was elected Phi Beta Kappa.

Mr. Chee’s qualifications to serve on our Board include: his strong track record as Senior Managing Director of Blackstone’s Tactical Opportunities Group and his extensive experience in corporate finance and private equity.

Timothy M. Walsh joined our Board in November 2017. He is currently a Director of Strategic Relationships for Owl Rock Capital Partners, a direct lending business development corporation. In addition, he is an investment advisor to the $55 billion Alaska Permanent Fund Corporation and an independent trustee to Blackstone Mortgage Trust, Inc. From 2013 to 2015, he served as President of Gaw Capital USA, a California-based private equity real estate firm. He served as Chief Investment Officer for the State of New Jersey’s Division of Investment from 2010 to 2013, where he served as the chief fiduciary for the approximately $70 billion New Jersey pension fund as well as approximately $15 billion in money market funds, deferred compensation plans and college savings plans. Prior to joining the State of New Jersey, he was the Chief Investment Officer managing the $8 billion Indiana State Teachers’ Retirement Fund. Before joining the Indiana State Teachers’ Retirement Fund, he was head of investor relations for a global macro hedge fund, VARA Capital Management, and a vice president and senior trader in fixed income securities and foreign currencies for several large money center banks in Chicago, Illinois. Mr. Walsh founded an investment advisory firm, Walsh Financial Services that provided wealth management services for individuals, private trusts and corporate clients. He served on the board of directors of Ambassadors Corp. from 2012 to 2014 and has also been a board member of various privately held companies, a trustee of the Indiana State Teachers’ Retirement Fund and a Commissioner of the Indiana Gaming Commission. Mr. Walsh holds a B.S. from Merrimack College and an MBA from the Kellogg School of Management at Northwestern University.

Mr. Walsh’s qualifications to serve on our Board include: his over 30 years in the investment business, with extensive experience in fixed income, equities, private equity and real estate, and his substantial experience on the boards of directors of various companies.

Resolutions to be Voted Upon

It is resolved, as an ordinary resolution, that Christopher O. Blunt be elected as a Class C director of the Company to hold office in accordance with the amended and restated articles of association of the Company:

It is resolved, as an ordinary resolution, that Menes O. Chee be elected as a Class C director of the Company to hold office in accordance with the amended and restated articles of association of the Company:

It is resolved, as an ordinary resolution, that Timothy M. Walsh be elected as a Class C director of the Company to hold office in accordance with the amended and restated articles of association of the Company:

Vote Required

To be elected as a Class C director at our annual meeting, each candidate for election must receive the affirmative vote of holders of a majority of the issued and outstanding ordinary shares represented in person or by proxy and entitled to vote and actually cast thereon at the annual meeting. Abstentions or failure to vote in person or to vote by proxy at the annual meeting will have no effect on the outcome of the vote.

OUR BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR CLASS C DIRECTORS.

Continuing Directors

Class A Directors – Terms Expiring in 2020

Keith W. Abell joined our Board in May 2017. Mr. Abell is the co-founder of Sungate Properties, LLC, a real estate investment company, which he co-founded in 2010, and is the founder of Snowridge Investments, which establishes strategic partnerships between U.S. fund managers and Chinese financial institutions, which he founded in 2015. From 1994 to 2007, Mr. Abell was a co-founder of, and served in a variety of senior management roles at, GSC Group (and its predecessor, Greenwich Street Capital Partners, L.P.), an alternative asset manager. From 1990 to 1994, Mr. Abell was a managing director at Blackstone where he, among other things, founded the firm’s first Hong Kong office. From 1986 to 1990, Mr. Abell was a vice president at Goldman, Sachs & Co. where he worked in the global finance, corporate finance and mergers and acquisitions departments. Mr. Abell serves as the treasurer and as a director of the National Committee on United States-China Relations. Mr. Abell serves as a director of Graf Industrial Corp. Throughout his career, Mr. Abell has served as a director of a number of public, private and not-for-profit entities.

Mr. Abell’s qualifications to serve on our Board include: his extensive experience in corporate finance, private equity and mergers and acquisitions.

William P. Foley, II joined our Board as Co-Chairman in April 2016. Mr. Foley has served as Executive Chairman of Black Knight, Inc. and its predecessors since January 2014. Mr. Foley is a founder of Fidelity National Financial, Inc. (“FNF”) and has served as Chairman of the board of directors of FNF since 1984. He served as Chief Executive Officer of FNF until May 2007 and as President of FNF until December 1984. Mr. Foley has also served as Chairman of Cannae Holdings, Inc. since it was split off from FNF in July 2017. Mr. Foley also serves on the boards of directors of The Foley Family Charitable Foundation and the Cummer Museum of Arts and Gardens, and is a founder, trustee, and director of The Folded Flag Foundation. Mr. Foley is also Chairman, CEO and President of Foley Family Wines Holdings, Inc., a private holding company for numerous vineyards and wineries, and Executive Chairman and Chief Executive Officer of Black Knight Sports and Entertainment LLC, which is the private company that owns the Vegas Golden Knights, a National Hockey League team. Within the past five years, Mr. Foley served as Vice Chairman of Fidelity National Information Services, Inc. and as Chairman of Remy International, Inc.

After receiving his B.S. degree in engineering from the United States Military Academy at West Point, Mr. Foley served in the U.S. Air Force, where he attained the rank of captain. Mr. Foley also received an M.B.A. degree from Seattle University and earned a J.D. degree from the University of Washington School of Law.

Mr. Foley’s qualifications to serve on our Board include: his over 32 years of experience as a director and executive officer of FNF; his experience as a board member and executive officer of public and private companies in a wide variety of industries; and his strong track record of building and maintaining shareholder value and successfully negotiating and implementing mergers and acquisitions.

Richard N. Massey joined our Board in May 2016. Since 2009, Mr. Massey has been a partner of Westrock Capital, LLC, a private investment partnership. Mr. Massey was Chief Strategy Officer and General Counsel of Alltel Corporation, or Alltel, from 2006 to 2009. Alltel, the fifth-largest wireless carrier in the United States as of 2009, was acquired by its management and a consortium of private equity investors in 2007 and sold to Verizon Communications, Inc. in 2009 for approximately $29 billion. Since 2006, Mr. Massey has served as a director of FNF. Mr. Massey also serves as a director of Black Knight and ServiceLink Holdings, LLC, as Chairman of the board of directors of Bear State Financial, Inc., as a director of Oxford American Literary Project, a non-profit literary publication, and as Chairman of the board of directors of the Arkansas Razorback Foundation. Mr. Massey served as a director of Fidelity National Information Services, Inc. (“FIS”) until May 2017 and has also served as a director of various other private companies. Mr. Massey received a B.A. and a J.D., with high honors, from the University of Arkansas.

Mr. Massey’s qualifications to serve on the board of directors include his experience in corporate finance and investment banking and as a financial and legal advisor to public and private businesses, as well as his expertise in identifying, negotiating and consummating mergers and acquisitions.

Class B Directors – Terms Expiring in 2021

Chinh E. Chu joined our Board as Co-Chairman in April 2016. Mr. Chu is the Founder and Managing Partner at CC Capital, a private investment firm which he founded in 2015. Before founding CC Capital, Mr. Chu worked at Blackstone from 1990 to 2015. Blackstone is a leading global alternative asset manager, with total assets under management of $366.6 billion as of December 31, 2016. Mr. Chu was a Senior Managing Director at Blackstone since 2000, and previously served as Co-Chair of Blackstone’s Private Equity Executive Committee and was a member of Blackstone’s Executive Committee. Mr. Chu currently serves as a Director of Catalent, Inc., Stearns Mortgage, and NCR Corporation. Mr. Chu previously served as a Director of Kronos Incorporated, SunGard Data Systems, Inc., Stiefel Laboratories, Freescale Semiconductor, Ltd. Biomet, Inc., Alliant, Celanese Corporation, Nalco Company, DJO Global, Inc., HealthMarkets, Inc., Nycomed, Alliant Insurance Services, Inc., the London International Financial Futures and Options Exchange, or LIFFE, Graham Packaging, and AlliedBarton Security Services. Before joining Blackstone in 1990, Mr. Chu worked at Salomon Brothers in the Mergers & Acquisitions Department. Mr. Chu received a B.S. in Finance from the University of Buffalo.

Mr. Chu’s qualifications to serve on our Board include: his substantial experience in mergers and acquisitions, corporate finance and strategic business planning; his track record at Blackstone and in advising and managing multi-national companies; and his experience serving as a director for various public and private companies.

Patrick S. Baird joined our Board in November 2017. From March 2002 until his retirement in January 2010, Mr. Baird served as the President and Chief Executive Officer of AEGON USA, LLC, the U.S. subsidiary of AEGON N.V., a leading multinational insurance organization (“AEGON”). He continues to serve AEGON with certain projects and is currently assisting AEGON with its expansion activities in Latin America. Mr. Baird joined the AEGON USA companies in 1976, and during his career also served as Executive Vice President and Chief Operating Officer, Chief Financial Officer and Chief Tax Officer. Mr. Baird currently serves as Chairman of QCR Holdings, Inc., a publicly traded community bank holding company in Moline, Illinois, and two of its subsidiaries, Cedar Rapids Bank and Trust Company and m2 Lease Funds. He is also a director of Lombard International, a specialty life insurance company based in Luxembourg and Philadelphia, Pennsylvania. Mr. Baird is a Commissioner for the Eastern Iowa Airport, a founding board member and Treasurer of the Zach Johnson Foundation and a member of the board of directors of the Creative Corridor Economic Development Partnership. He also served as a director of National Financial Partners Corp. until its sale in 2013. Mr. Baird holds a Bachelor of Business Administration from the University of Iowa and is a Certified Public Accountant (inactive).

Mr. Baird’s qualifications to serve on our Board include: his wide-ranging experience in the insurance industry; his extensive financial and accounting knowledge; his strong track record as an executive officer of AEGON; and his experience as a board member of various companies.

James A. Quella joined our Board in May 2016. Since 2013, Mr. Quella has served as a Senior Advisor at Blackstone. On June 30, 2013, Mr. Quella retired as a Senior Managing Director and Senior Operating Partner at Blackstone, where he worked since 2004. Mr. Quella was responsible for monitoring the strategy and operational performance of Blackstone’s portfolio companies and providing direct assistance in the oversight of large investments. Mr. Quella has been a Director of Michaels Stores, Inc. since 2006 and has been an Independent Director of The Michaels Companies, Inc. since 2013. Mr. Quella has been a Director of Catalent, Inc. since 2009 and a Director of DJO Finance LLC and DJO Global Inc. since 2012.

While at Blackstone, Mr. Quella also served as a Director at The Columbia House Company from 2004 to 2005. Mr. Quella served as a Director of Celanese Emulsions GmbH and Celanese Corporation from 2004 to 2007. He served as a Director of Houghton Mifflin Harcourt Publishing Company from 2005 to 2006. Mr. Quella served as a Director of Allied Waste Industries, Inc. from 2005 to 2008. He served as a Director and Vice President, Assistant Secretary and Assistant Treasurer Graham Packaging Holdings Company from 2005 to 2010. Mr. Quella served as Member of Supervisory Board at Nielsen Holdings plc (also known as Nielsen Holdings N.V.) from 2006 to 2009. He served as a Director of Intelenet Global Services from 2007 to 2011, a Director of Vanguard Health Systems Inc. from 2007 to 2011, a Director of Freescale Semiconductor, Ltd. from 2008 to February 2011 and from August, 2011 to 2015. Independently, Mr. Quella was a Director of Lionbridge Technologies Inc. from 2015-2017.

Previous to his experience at Blackstone, Mr. Quella held various positions at Donaldson, Lufkin & Jenrette Merchant Banking Partners-CSFB Private Equity. Mr. Quella served as Managing Director and Senior Operating Partner at Credit Suisse Private Equity, LLC (formerly, CSFB Private Equity) from 2000 to 2004. While at DLJ Merchant Banking Partners-CSFB Private Equity, Mr. Quella served as a member of various private equity company Boards including as a Director of Merrill Corporation from 2000 to 2004. He served as a Director of Von Hoffmann Holdings Inc. and Von Hoffmann Corporation from 2000 to 2004. Mr. Quella served as a Director of Advanstar Holdings Inc., from 2000 to 2004, a Director of DeCrane Aerospace, Inc. (formerly Decrane Aircraft Holdings Inc.) and DeCrane Holdings Co. from 2003 to 2004, and a Director of Jostens, Inc. from 2003 to 2004.

From 1981 to 2000, Mr. Quella worked at Oliver Wyman, Inc., (Mercer Management Consulting and Strategic Planning Associates) where he served as a Senior Consultant to Chief Executive Officers and senior management teams and served as a Co-Vice Chairman from 1997 to 2000 with shared responsibility for overall management of the global firm. In 1992, he founded the Financial Services Practice Group and also managed it until 1995.

Mr. Quella is a co-author of Profit Patterns: 30 Ways to Anticipate and Profit from the Strategic Forces Reshaping Your Business. Mr. Quella received his Masters of Business Administration, with Dean’s honors, from the University of Chicago Graduate School of Business, and a B.A. in International Studies from the University of Chicago and University of Wisconsin-Madison.

Mr. Quella’s qualifications to serve on our Board include: his substantial experience in managing businesses; his experience in mergers and acquisitions; his familiarity with corporate finance and strategic business planning activities; and his extensive experience serving as a director for various public and private companies.

CORPORATE GOVERNANCE

Board Structure and Risk Oversight

Messrs. Chu and Foley each serve as a Co-Chairman of our Board and Mr. Blunt serves as our Chief Executive Officer. The board has no policy with respect to the separation of the offices of chairman and Chief Executive Officer. The board believes it is important to retain the flexibility to allocate the responsibilities of the offices of the chairman and Chief Executive Officer in any way that is in the best interests of our company at a given point in time. Our Board believes that we benefit from this structure and, based upon extensive experience of each such individual, Messrs. Chu’s and Foley’s continuation as our Co-Chairmen and Mr. Blunt’s service as our Chief Executive Officer is in the best interests of our shareholders.

Our management is responsible for understanding and managing the risks that we face in our business, and our Board is responsible for overseeing management’s overall approach to risk management. Our Board receives reports on the operations of our businesses from members of management of our company and its subsidiaries as appropriate and discusses related risks. Our Board also fulfills its oversight role through the operations of our Audit Committee, Compensation

Committee and Nominating and Corporate Governance Committee. As appropriate, these committees of our Board provide periodic reports to our Board on their activities. Our Audit Committee is responsible for oversight of financial and enterprise risk management practices, including those related to our accounting, auditing and financial reporting practices. Our Compensation Committee is responsible for the oversight of our compensation policies and practices, including conducting annual risk assessments of our compensation policies and practices. Our Nominating and Corporate Governance Committee is responsible for assisting our Board with our overall corporate governance, including board and committee composition, board nominees, size and structure and director independence, and our overall corporate governance.

Director Criteria, Qualifications and Selection

Our Nominating and Corporate Governance Committee proposes nominees for election to our Board and those nominees are reviewed and approved by the entirety of our Board. Our Nominating and Corporate Governance Committee may use a variety of means to identify nominees. The committee has the authority to hire consultants and search firms for the purpose of identifying candidates. Our Board seeks members from diverse professional backgrounds who combine a broad spectrum of experience and expertise with a reputation for integrity. Individuals will be considered for nomination to the Board based on their business and professional experience, judgment, diversity (including age, gender, nationality, race, ethnicity and sexual orientation), skills and background. Pursuant to our Corporate Governance Guidelines, individuals over the age of 72 will generally not stand for election or re-election to our Board.

In selecting candidates, the Nominating and Corporate Governance Committee and Board take diversity into account, seeking to ensure a representation of a broad spectrum of viewpoints, experience and expertise. Although the company does not prescribe specific standards for diversity, we have adopted considerations under our Corporate Governance Guidelines to further promote the consideration of diversity of experiences, backgrounds and ideas within the selection process.

The committee will consider candidates recommended by shareholders in the same manner that it considers candidates identified through other sources. The name of any recommended candidate for director, together with a brief biographical sketch, a document indicating the candidate’s willingness to serve if elected, and evidence of the nominating shareholder’s ownership of company stock must be sent in care of the corporate secretary to the following address: 4th Floor, Boundary Hall, Cricket Square, Grand Cayman, Cayman Islands KY1-1102. In addition, a shareholder who wishes to nominate persons for election as directors must follow the procedures described in our charter. Please see the additional information in the section captioned “Shareholder Proposals.”

The company is a party to a nominating and voting agreement (the “Nominating and Voting Agreement”) with Messrs. Foley and Chu, and BTO (the “Nominating Parties”). The Nominating and Voting Agreement is intended to preserve continuity of leadership of the founding sponsors and lead investor to preserve the F&G investment thesis and long-term perspective upon which the company was founded. Pursuant to the Nominating and Voting Agreement, if the Nominating Parties and their respective affiliates own, in the aggregate, directly or indirectly, at least 20% of the issued and outstanding ordinary shares, the Nominating Parties will have the right to designate one director nominee for election at each general meeting of the company. If the Nominating Parties and their respective affiliates own, in the aggregate, directly or indirectly, at least 12% but less than 20% of the issued and outstanding ordinary shares (the “Two Director Range”), the Nominating Parties will have the right to designate one director nominee for each of the two director classes (the “Two Director Classes”) to be voted on at the two general meetings of the company immediately after the aggregate ownership of ordinary shares comes within the Two Director Range and for each subsequent meeting at which one of the Two Director Classes is to be voted on by the shareholders, provided that such aggregate ownership remains within the Two Director Range at the time of each such nomination. If the Nominating Parties and their respective affiliates own, in the aggregate, directly or indirectly, at least 5% but less than 12% of the issued and outstanding ordinary shares (the “One Director Range”), the Nominating Parties will have the right to designate one director nominee for the class of directors (the “One Director Class”) to be voted on at the general meeting of the company immediately after the aggregate ownership of ordinary shares comes within the One Director Range and for each subsequent meeting at which the One Director Class is to be voted on by the shareholders, provided that such aggregate ownership remains within the One Director Range at the time of each such nomination. Director nominees selected under the Nominating and Voting Agreement will be selected by the vote of any two of Mr. Chu, Mr. Foley and BTO. In addition, pursuant to the Nominating and Voting Agreement, each of Mr. Foley, Mr. Chu and BTO agreed to vote for each director so nominated.

Board and Committee Meetings

The Board held a total of five meetings during fiscal 2018. In addition to meetings of the Board, our directors also attended committee meetings. Except for the following directors, attendance at Board and committee meetings was at least 75% for each other director: Mr. Foley did not attend any Board meetings; Mr. Massey attended two of three Nominating and Corporate Governance Committee meetings and was present for all Board meetings and at least 75% of all other committee meetings; and during Mr. Sanzone’s service on the Board between May 9, 2018 and November 10, 2018, he attended one of three Board meetings and was absent from the one Nominating and Corporate Governance Committee meeting during that period. The company does not have a formal policy regarding the attendance of directors at annual general meetings, but we encourage all of our directors to attend. Three of our directors attended the 2018 annual general meeting.

Meetings of Non-Management Directors

We generally hold executive sessions of non-management directors at each board and committee meeting and not less than once per year. The co-chairmen of the board preside over executive sessions of the entire board and the chairman of each committee presides over the executive session of that committee.

Director Independence

Our Board has affirmatively determined that Messrs. Abell, Baird, Massey, Quella and Walsh are independent directors under NYSE Corporate Governance Standards. Under NYSE Corporate Governance Standards, no director qualifies as independent unless our Board affirmatively determines that the director has no material relationship with our company. Based upon information requested from and provided by each director concerning their background, employment and affiliations, including commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, our

Board has determined that each of the independent directors named above has no material relationship with our company and is independent within the meaning of NYSE Corporate Governance Standards. In addition, the Board has determined that members of the Audit Committee and Compensation Committee meet the additional independence requirements applicable to those committees under the NYSE Corporate Governance Standards and Rule 10A-3 under the Exchange Act, as applicable.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee has served as an officer or employee of the company or any of its subsidiaries during fiscal 2018 or any prior year. In addition, during fiscal 2018, no executive officer of our company served as a director or as a member of the compensation committee of a company (i) one of whose executive officers served as a director or as a member of the Compensation Committee of our company or (ii) which employed a director of our company.

During 2018, Messrs. Abell and Quella, each members of our Compensation Committee, participated in our offer to exchange all of our outstanding warrants for ordinary shares and cash. Mr. Abell tendered 33,333 warrants and received 3,666 ordinary shares, with an approximate value of $33,000, based on the closing price of our common stock on the date the transaction was effected, and approximately $33,000 in cash. Mr. Quella tendered 166,667 warrants and received 18,333 ordinary shares, with an approximate value of $164,000, based on the closing price of our common stock on the date the transaction was effected, and approximately $163,000 in cash. The purchases from our directors were on the same terms that were available to all holders of our warrants. For more information on the offer to exchange, see the discussion under “Certain Relationships and Related Party Transactions – Related Person Transactions – Offer to Exchange.”

Corporate Governance Guidelines and Code of Ethics and Business Conduct

Our Board has adopted Corporate Governance Guidelines to assist it in the exercise of its responsibilities. These guidelines reflect our Board’s commitment to monitor the effectiveness of policy and decision making both at our Board and management level, with a view to enhancing shareholder value over the long term. The Corporate Governance Guidelines address, among other things, our Board and committee composition and responsibilities, director qualifications standards and selection of a chairman or co-chairmen of the board and our Chief Executive Officer.

Our Board has adopted a Code of Business Conduct and Ethics that applies to directors and all of our employees, including our senior executive and financial officers, which include our principal executive officer, principal financial officer, principal accounting officer, and persons performing similar functions. A copy of the Code of Business Conduct and Ethics is available on our website. We will promptly disclose any future amendments to this code on our website as well as any waivers from this code for executive officers and directors. Copies of this code also are available in print from our corporate secretary upon request.

Governance Documents Availability

We have posted our Corporate Governance Guidelines, Code of Business Conduct and Ethics, Audit Committee charter, Compensation Committee charter, Nominating and Corporate Governance Committee charter and Conflicts Committee charter on our website under the heading “Corporate Governance” at investors.fglife.bm. We intend to disclose any amendments to, and, if applicable, any waivers of, these governance documents on that section of our website. These governance documents are also available in print without charge to any shareholder of record that makes a written request to our company. Inquiries should be directed to the Investor Relations Department at FGL Holdings, 4th Floor, Boundary Hall, Cricket Square, Grand Cayman, Cayman Islands KY1-1102.

Communications with Board Members

We believe that communications between our Board, our shareholders and other interested parties are an important part of our corporate governance. Shareholders and other interested parties may communicate with the Board as a whole, the independent directors, or any individual member of the Board or any committee of the Board. All such communications should be submitted:

By email at:	By mail at the following address:

Legalgovernance@fglife.com	FGL Holdings c/o General Counsel and Secretary 4th Floor, Boundary Hall, Cricket Square Grand Cayman, Cayman Islands KY1-1102

The Board has designated our General Counsel as its agent to receive and review written communications addressed to the Board, any of its committees, or any board member or group of members. As an initial matter, the General Counsel will determine whether the communication is a proper communication for the Board. The General Counsel will promptly forward to the chairman of the Audit Committee any communication alleging legal, ethical or compliance issues by management or any other matter deemed by the General Counsel to be potentially material to our company. The General Counsel will not forward communications of a personal nature or not related to the duties and responsibilities of the Board, including junk mail and mass mailings, business solicitations, routine customer service complaints, new product or service suggestions, opinion survey polls or any other communications deemed by the General Counsel to be immaterial to the company.

INFORMATION ABOUT COMMITTEES OF OUR BOARD

Our Board maintains an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and a Conflicts Committee. Our Board has approved a written charter for each committee, which are available without charge on our website under the heading “Corporate Governance” at investors.fglife.bm. Each member of the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Conflicts Committee has been determined by the Board to be independent within the meaning of the federal securities laws and NYSE Corporate Governance Standards. In addition, each member of the Audit Committee and Compensation Committee meets the heightened independence and qualification criteria applicable to directors serving on these committees under federal securities laws and NYSE Corporate Governance Standards. Each member of the Audit Committee meets the financial literacy requirements under NYSE Corporate Governance Standards, and our Board has determined that Messrs. Abell, Baird and Walsh are each an “audit committee financial expert,” as that term is defined by the applicable rules of the SEC. The composition and responsibilities of each committee are described below.

	Members in 2018	Responsibilities
Audit Committee	Timothy M. Walsh[1] Keith W. Abell Patrick S. Baird

Our Audit Committee is responsible for, among other things, assisting our Board in overseeing and reviewing our accounting and financial reporting and other internal control processes, the audits of our financial statements, the qualifications and independence of our independent registered public accounting firm, the effectiveness of our internal control over financial reporting, and the performance of our internal audit function and independent registered public accounting firm. Our Audit Committee reviews and assesses the qualitative aspects of our financial reporting, our processes to manage business and financial risks, and our compliance with significant applicable legal and regulatory requirements. Our Audit Committee is directly responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm.

Number of Meetings in 2018: 4

	Members in 2018	Responsibilities
Compensation Committee	Keith W. Abell[1] Richard M. Massey James A. Quella

The Compensation Committee is responsible for, among other things, reviewing and approving the compensation and benefits of our CEO and other executive officers and directors, administering our employee benefit plans, authorizing and ratifying stock option grants and other incentive arrangements, authorizing employment and related agreements, and reviewing and approving the “Compensation Discussion and Analysis” and other disclosures regarding executive compensation in the company’s proxy statement or annual report.

In fulfilling its duties and responsibilities, the Compensation Committee may retain independent consultants, and confer with any officer or employee of the company. The Compensation Committee has the authority to delegate any of its responsibilities to sub-committees as the Compensation Committee may deem appropriate, provided that the sub-committees are composed entirely of directors satisfying the independence standards then applicable to the Compensation Committee generally. The Compensation Committee has the authority to delegate responsibilities regarding some activities that are below certain thresholds to management, provided that no member of management is delegated authority of his or her own compensation.

Number of Meetings in 2018: 4

Nominating and Corporate Governance Committee	James A. Quella[1] Patrick S. Baird Richard M. Massey

Our Nominating and Corporate Governance Committee is responsible for, among other things, identifying and recommending candidates to the board of directors for election to our Board, reviewing the composition of the board of directors and its committees, developing and recommending to the board of directors the criteria for evaluating director candidates, overseeing board of directors evaluations, and recommending director compensation to our Compensation Committee.

Number of Meetings in 2018: 3

Conflicts Committee	Richard M. Massey[1] Keith W. Abell Timothy M. Walsh

Our Conflicts Committee is responsible for advising and assisting the Board in certain oversight responsibilities relating to certain affiliate transactions by ensuring that all such transactions are subject to appropriate review and approval. This includes reviewing and approving transactions with and between our affiliates and our executive officers, directors and principal shareholders, including their immediate family members, and recommending Board approval when required.

Number of Meetings in 2018: 2

1Committee Chair

NON-EMPLOYEE DIRECTOR COMPENSATION

Our Nominating and Corporate Governance Committee is responsible for reviewing the compensation of our non-employee directors and making recommendations to the Board. In recommending compensation, the committee takes into consideration the following: (i) compensation should be competitive and fairly compensate directors for the time and effort required of Board and committee members, taking into consideration compensation paid to directors of comparable companies; (ii) compensation should align directors’ interests with the long-term interests of shareholders; and (iii) the structure of the compensation should be simple, transparent and easy for shareholders to understand.

In 2018, Frederic W. Cook & Co., Inc. (“FW Cook”) conducted a competitive analysis of our company’s compensation peer group with respect to board compensation. Based on the recommendations of FW Cook, the Nominating and Corporate Governance Committee recommended, and the Board approved, adjusting non-employee director compensation, including adding an equity component, which placed the compensation levels between the median and 75th percentile of the peer group.

The following are the components of our non-employee directors’ compensation:

Compensation Component	Description

Annual Cash Retainer	$100,000

Annual Equity Retainer	$125,000 in restricted stock shares that vest after one year

Board and Committee Fees	None

Chair Fees	$20,000 for Audit Committee $10,000 for Compensation and Nominating and Corporate Governance Committees

Other	Directors are reimbursed for out-of-pocket expenses in connection with their service on the Board, including meetings and other Board duties

Director Compensation Table

The following table provides summary information concerning compensation paid or accrued by us to our non-employee directors for services rendered to us during fiscal 2018.

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Option Awards ($)	Non- Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Chinh E. Chu	108,333	125,005	-	-	-	-	233,338
William P. Foley, II	108,333	125,005	-	-	-	-	233,338
Keith W. Abell	119,167	125,005	-	-	-	-	244,172
Patrick S. Baird	108,333	125,005	-	-	-	-	233,338
Menes O. Chee	108,333	125,005	-	-	-	-	233,338
Richard M. Massey	108,333	125,005	-	-	-	-	233,338
James A. Quella	119,167	125,005	-	-	-	-	244,172
Timothy M. Walsh	130,000	125,005	-	-	-	-	255,005
Thomas J. Sanzone(2)	83,333	125,005	-	-	-	-	208,338

(1) Represents the grant date fair value of restricted stock, computed in accordance with Financial Accounting Standards Board Accounting Standards Clarification (“FASB ASC”) Topic 718.

(2) As a result of Mr. Sanzone’s resignation from the Board on November 10, 2018, all of his shares of restricted stock were forfeited.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our ordinary shares as of March 27, 2019, unless otherwise noted, by (a) each person who is known to us to own beneficially more than 5% of our common stock, (b) each director and nominee for director, (c) each named executive officer and (d) the directors and executive officers as a group. The table lists voting securities, including restricted stock held by our directors and executive officers over which they have sole voting power but no investment power. Otherwise, except to the extent noted below, each person identified below has sole voting and investment power over the shares reported. Except as otherwise noted below, we know of no agreements among our shareholders which related to voting or investment power with respect to our common stock and none of the stated shares have been pledged as a security.

Name and Address of Beneficial Owner (1)	Number of Shares Beneficially Owned(1)		Percent of Outstanding Ordinary Shares(2)
Greater than 5% Shareholders:
Blackstone	43,966,894	(3)(4)	19.8%
Fidelity National Financial, Inc.	16,897,000	(5)	7.6%
The Vanguard Group	13,074,355	(6)	5.9%
Coral Blue Investment Pte. Ltd.	12,691,278	(7)	5.7%
BlackRock, Inc.	11,939,699	(8)	5.4%

Directors and Officers:
Chinh E. Chu	14,923,539	(9)(4)	6.7%
William P. Foley, II	14,923,539	(10)(4)	6.7%
Keith W. Abell	222,119		*
Patrick S. Baird	30,816		*
Menes O. Chee	30,816	(11)	*
Richard N. Massey	1,923,855	(12)	*
James A. Quella	967,335		*
Timothy M. Walsh	40,816		*
Christopher O. Blunt	-		*
Eric L. Marhoun	48,456	(13)	*
Dennis R. Vigneau	146,139	(14)	*
John A. Phelps, II	60,569	(15)	*
John D. Currier	60,569	(16)	*
Christopher J. Littlefield	30,000		*
All directors and executive officers as a group (20 persons)	33,572,390	(17)	15.1%

*	Indicates less than 1% of our outstanding ordinary shares.

(1)

Except as described in the footnotes below and subject to applicable community property laws and similar laws, the company believes that each person listed above has sole voting and investment power with respect to all ordinary shares beneficially owned by them. Unless otherwise indicated, the business address of each of the entities, directors and executives in this table is 4th Floor, Boundary Hall, Cricket Square, Grand Cayman, Cayman Islands KY1-1102.

(2)

Percentage of beneficial ownership is based on 221,807,598 shares outstanding as of March 27, 2019. Shares issuable pursuant to options and warrants that are currently exercisable or exercisable within 60 days are deemed outstanding for computing the percentage of the person holding such options or warrants but are not deemed outstanding for computing the percentage of any other person.

(3)

Based solely on a Schedule 13D/A filed with the SEC on October 11, 2018 by CFS Holdings (Cayman), L.P. (“CFS 1”), CFS Holdings II (Cayman), L.P. (“CFS 2” and together with CFS 2, the “Blackstone Funds”), CFS Holdings (Cayman) Manager L.L.C. (“CFS Cayman Manager”), Blackstone Tactical Opportunities LR Associates-B (Cayman) Ltd. (“BTO Cayman”), Blackstone Holdings III L.P. (“Blackstone Holdings III”), Blackstone Holding III GP L.P. (“Blackstone Holdings III GP”), Blackstone Holdings III GP Management L.L.C.(“(“Blackstone Holdings III LLC”), GSO Aiguille des Grands Montets Fund II LP (“Aiguille Fund”), GSO COF III AIV-5 LP (“GSO AIV-5”), GSO COF III Co-Investment AIV-5 LP (“GSO COF AIV-5”), GSO Co-Investment Fund-D LP (“GSO D”), GSO Credit Alpha Fund LP (“GSO Alpha”), GSO Churchill Partners LP (“GSO Churchill”), GSO Credit-A Partners LP (“GSO Credit-A”), GSO Harrington Credit Alpha Fund (Cayman) L.P. (“GSO Harrington” and collectively with Aiguille Fund, GSO AIV-5, GSO COF AIV-5, GSO D, GSO Alpha, GSO Churchill and GSO Credit-A, the “GSO Funds”). GSO Capital Partners LP (“GSO Partners”), GSO Advisor Holdings L.L.C. (“GSO Holdings”), GSO Capital Opportunities Associates III LLC (“GSO III LLC”), GSO COF III Co-Investment Associates LLC (“GSO COF AIV-5 LLC”), GSO Co-Investment Fund-D Associates LLC (“GSO D LLC”), GSO Credit Alpha Associates LLC (“GSO Alpha LLC”), GSO Churchill Associates LLC (“GSO Churchill LLC”), GSO Credit-A Associates LLC (“GSO Credit-A LLC”), GSO Harrington Credit Alpha Associates L.L.C. (“GSO Harrington LLC”), GSO Holdings I L.L.C. (“GSO Holdings I”), Blackstone Holdings I L.P. (“Blackstone Holdings I”), Blackstone Holdings II L.P. (“Blackstone Holdings II”), Blackstone Holdings I/II GP Inc. (“Blackstone Holdings I/II GP”), The Blackstone Group L.P., Blackstone Group Management L.L.C. (“Blackstone Management”), Stephen A. Schwarzman, Bennett J. Goodman, and J. Albert Smith III.

Includes 15,316,406 held by CFS 1, and 22,500,000 ordinary shares held by CFS 2, 142,111 ordinary shares held by Aiguille Fund; 4,147,302 ordinary shares held by GSO AIV-5; 1,442,118 ordinary shares held by GSO COF AIV-5; 50,912 ordinary shares held by GSO D; 165,079 ordinary shares held by GSO Alpha; 52,541 ordinary shares held by GSO Churchill; 113,921 ordinary shares held by GSO Credit-A; and 24,016 ordinary shares held by GSO Harrington. Additionally, includes 12,488 shares held by Mr. Chee, one of our directors and an employee of Blackstone and/or one of its affiliates. Pursuant to arrangements between Mr. Chee and Blackstone, Mr. Chee is required to transfer to Blackstone any and all compensation received in connection with his directorship for any company Blackstone invests in or advises. Blackstone has designated Blackstone Tactical Opportunities Advisors L.L.C. (“BTOA”) as the entity to receive the securities described herein. BTOA is an indirect subsidiary of Blackstone. As such, each of Blackstone, Blackstone Group Management L.L.C. and Stephen A. Schwarzman may be deemed to beneficially own the shares beneficially owned by BTOA.

CFS Cayman Manager is the general partner of CFS 1 and CFS 2. The Managing Member of CFS Cayman Manager is BTO Cayman. The controlling shareholder of BTO Cayman is Blackstone Holdings III. The general partner of Blackstone Holdings III is Blackstone Holding III GP. The general partner of Blackstone Holdings III GP is Blackstone Holdings III LLC The sole member of Blackstone Holdings III LLC is Blackstone.

GSO Partners is the investment manager of Aiguille Fund. GSO Holdings is the special limited partner of GSO Partners with the investment and voting power over the securities beneficially owned by GSO Partners. Blackstone Holdings I is the sole member of GSO Holdings.

GSO III LLC is the general partner of GSO AIV-5. GSO COF AIV-5 LLC is the general partner of GSO COF AIV-5. GSO D LLC is the general partner of GSO D. GSO Alpha LLC is the general partner of GSO Alpha. GSO Churchill LLC is the general partner of GSO Churchill. GSO Credit-A LLC is the general partner of GSO Credit-A. GSO Harrington LLC is the general partner of GSO Harrington. GSO Holdings I is the managing member of each of GSO III LLC, GSO COF AIV-5 LLC, GSO D LLC, GSO Alpha LLC, GSO Churchill LLC, GSO Credit-A LLC and GSO Harrington LLC. Blackstone Holdings II is the managing member of GSO Holdings I with respect to securities beneficially owned by the GSO Funds. Blackstone Holdings I/II GP is the general partner of each of Blackstone Holdings I and Blackstone Holdings II. Blackstone is the controlling shareholder of Blackstone Holdings I/II GP.

The general partner of Blackstone is Blackstone Management. Blackstone Management is wholly owned by Blackstone’s senior managing directors and controlled by its founder, Stephen A. Schwarzman. In addition, each of Bennett J. Goodman may be deemed to have shared voting power and/or investment power with respect to the securities held by the GSO Funds. Each of the foregoing entities and individuals disclaims beneficial ownership of the securities held directly by the GSO Funds (other than the GSO Funds to the extent of their direct holdings).

Each of such Blackstone entities, Mr. Schwarzman and Mr. Goodman may be deemed to beneficially own the shares beneficially owned by the Blackstone Funds and/or the GSO Funds directly or indirectly controlled by it or him, but each (other than the Blackstone Funds and GSO Funds to the extent they directly hold such securities) disclaims beneficial ownership of such shares.

The address for the GSO Funds, each entity listed in the third through fifth paragraphs of this footnote (other than Blackstone, Blackstone Holdings I, Blackstone Holdings II and Blackstone Holdings I/II GP), and Mr. Goodman is c/o GSO Capital Partners LP, 345 Park Avenue. The address for each other entity and person listed in this footnote is c/o The Blackstone Group L.P., 345 Park Avenue, New York, NY 10154.

(4)

Pursuant to a nominating and voting agreement, dated as of November 30, 2017, Mr. Chu, Mr. Foley and BTO have the right to designate one director nominee for election at each general meeting of the company, which nominee will be selected by a vote of any two of Mr. Chu, Mr. Foley and BTO. Mr. Chu, Mr. Foley and BTO have agreed to vote all of their shares in favor of such nominee. As such, each of Mr. Chu, Mr. Foley and BTO may be deemed to be members of a “group” within the meaning of Section 13(d)(3) of the Exchange Act, and each of the members may be deemed to beneficially own the shares of the other members. Each of Mr. Chu, Mr. Foley and BTO expressly disclaims any beneficial ownership of any securities owned by each of the other parties and their affiliates.

(5)

Includes (i) 125,000 ordinary shares held by Fidelity National Financial, Inc. and (ii) 4,335,680 ordinary shares held by Fidelity National Title Insurance Company, 9,163,920 ordinary shares held by Chicago Title Insurance Company and 3,272,400 ordinary shares held by Commonwealth Land Title Insurance Company, each a wholly owned subsidiary of FNF (collectively, the “FNF Investors”). Each of the FNF Investors shares the power to vote and the power to dispose of the securities of the company held by it with FNF, and as such, FNF may be deemed to beneficially own the securities held by each of the FNF Investors. William P. Foley, II, our Co-Executive Chairman, is the non-executive Chairman of the Board of FNF. The address for FNF and the FNF Investors is 601 Riverside Ave., Jacksonville, FL 32204.

(6)

Based solely on a Schedule 13G filed with the SEC on February 11, 2019 by The Vanguard Group. The Schedule 13G indicates that The Vanguard Group has sole voting power with respect to 150,943 of the shares, shared voting power with respect to 8,766 of the shares, sole dispositive power with respect to 12,929,054 of the shares, and shared dispositive power with respect to 145,301 of the shares. The business address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

(7)

Based solely on a Schedule 13G/A filed with the SEC on January 24, 2019 by GIC Private Limited (“GIC”) and Coral Blue Investment Pte. Ltd.. Coral Blue Investment Pte. Ltd. shares the power to vote and the power to dispose of these securities with GIC Private Limited (“GIC”), a private limited company incorporated in Singapore. GIC is wholly owned by the Government of Singapore and was set up with the sole purpose of managing Singapore’s foreign reserves. The Government of Singapore disclaims beneficial ownership of these securities. GIC and Coral Blue Investment Pte. Ltd. disclaim membership in a group. The business address of GIC and Coral Blue Investment Ltd. is 168 Robinson Road, #37-101, Capital Tower, Singapore, 068913.

(8)

Based solely on a Schedule 13G filed with the SEC on February 8, 2019 by BlackRock, Inc. The Schedule 13G indicates that BlackRock, Inc. has sole dispositive power with respect to 11,287,680 of the ordinary shares and sole voting power with respect to 11,939,699 of the ordinary shares. The business address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(9)

Includes 14,892,723 ordinary shares held by CC Capital Management LLC (“CCCM”). Mr. Chu is the managing member of CCCM and as such may be deemed to beneficially own all of the securities held directly by CCCM. Mr. Chu disclaims beneficial ownership of the reported securities except to the extent of his pecuniary interest therein.

(10)

Includes 14,892,723 ordinary shares held by BilCar, LLC (“BilCar”). Mr. Foley is a manager of BilCar and as such may be deemed to beneficially own all of the securities held directly by BilCar. Mr. Foley disclaims beneficial ownership of the reported securities except to the extent of his pecuniary interest therein.

(11)

Mr. Chee holds these shares for the benefit of Blackstone Tactical Opportunities Advisors L.L.C. Mr. Chee disclaims beneficial ownership of the reported securities except to the extent of his pecuniary interest therein.

(12)

Includes 1,843,039 ordinary shares held by CFC 2016-A, LLC (“CFC”). Mr. Massey is the managing member of CFC and as such may be deemed to beneficially own all of the securities held by CFC. Mr. Massey disclaims beneficial ownership of the reported securities except to the extent of his pecuniary interest therein.

(13)	Includes 48,456 ordinary shares subject to stock options, which are currently exercisable or are exercisable within 60 days.

(14)	Includes 25,000 ordinary shares and 121,139 ordinary shares subject to stock options, which are currently exercisable or are exercisable within 60 days.

(15)	Includes 60,569 ordinary shares subject to stock options, which are currently exercisable or are exercisable within 60 days.

(16)	Includes 60,569 ordinary shares subject to stock options, which are currently exercisable or are exercisable within 60 days.

(17)	Includes 33,198,973 ordinary shares and 363,417 ordinary shares subject to stock options, which are currently exercisable or are exercisable within 60 days.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers, and any persons who beneficially own more than 10% of our ordinary shares to file with the SEC initial reports of ownership and reports of changes in ownership of our ordinary shares. Such reporting persons are also required by the SEC’s regulations to furnish us with copies of all forms they file with the SEC pursuant to Section 16(a) of the Exchange Act. Based solely on the reports received by us and on the representations of the reporting persons, we believe that the reporting persons have complied with all applicable filing requirements during the fiscal 2018, except that a report for Mr. Massey reporting a purchase of ordinary shares was reported one day late due to an administrative oversight.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policies and Procedures for Related Person Transactions

Our Conflicts Committee is responsible for reviewing any transaction with a related party pursuant to the policy and procedures in the committee’s charter. The Conflicts Committee charter provides procedures for the approval of transactions with related persons as set forth in the rules and regulations of the SEC as well as “affiliate transactions” that require approval pursuant to the covenants set forth in any indenture, credit agreement or similar agreement of the company. These procedures provide that the Conflicts Committee is responsible for reviewing and approving or disapproving all affiliate transactions, which include: any transaction between our company or its subsidiaries and our affiliates; any transaction, arrangement or relationship in which the amount involved may be expected to exceed $120,000 in any fiscal year, our company or its subsidiaries will be a participant, and a related person has a direct or indirect material interest; and any transaction described as an affiliate transaction in any indenture, credit agreement or similar agreement of our company. The Conflicts Committee considers relevant facts and circumstances in determining whether or not to approve or ratify an affiliate transaction, and will approve or ratify only those transactions that are, in the committee’s judgment, fair to the company under the circumstances. In addition, Board approval is required for affiliate transactions required to comply with covenants set forth in any indenture, credit agreement or similar agreement of the company.

Related Person Transactions

In addition to the compensation arrangements with directors and executive officers described above in the section entitled “Executive Compensation,” the following is a description of each transaction since January 1, 2018 and each currently proposed transaction in which (i) we have been or are to be a participant, (ii) the amount involved exceeded or will exceed $120,000 and (iii) any of our directors, nominees for director, executive officers, holders of more than 5% of our ordinary shares, or any member of their immediate families or person sharing their household had or will have a direct or indirect material interest.

Offer to Exchange

During 2018, we completed our offer to exchange each of our outstanding warrants for 0.11 of our ordinary shares and $0.98 in cash, without interest. We exchanged the following number of warrants from the following significant shareholder and directors, or their affiliates, for the number of shares and approximate cash in the offer to exchange:

	Number of Warrants Repurchased	Shares Received		Approximate Cash Received
		Number of Shares	Approximate Value of Shares(1)

Blackstone	6,250,000	687,500	$6,132,500	$6,125,000

Chinh E. Chu(2)	9,566,667	1,052,333	9,387,000	9,375,000

William P. Foley, II(3)	9,566,667	1,052,333	9,387,000	9,375,000

Keith W. Abell	33,333	3,666	33,000	33,000

Richard M. Massey(4)	333,333	36,666	327,000	327,000

James A. Quella	166,667	18,333	164,000	163,000

(1) Based on the closing price of our common stock on the date the transaction was effected

(2) Warrants held by CC Capital Management LLC, of which Mr. Chu is the managing member.

(3) Warrants held by Bilcar, LLC, of which Mr. Foley is the manager.

(4) Warrants held by CFC 2016-A LLC, of which Mr. Massey is the managing member.

Blackstone and such directors had previously confirmed their intent to tender all of the warrants they held, in their sole discretion, subject to the waivable condition that at least 70% of the outstanding warrants were validly tendered and not validly withdrawn in accordance with the terms of the offer to exchange. The purchases from Blackstone and our directors were on the same terms that were available to all holders of our warrants. GSO Capital Partners LP (“GSO”) and FNF, each holders of our preferred shares, executed consents to the offer to exchange.

Investment Management Agreements

We, and certain subsidiaries of ours, entered into investment management agreements with Blackstone ISG-I Advisors LLC (“BISGA”), a wholly owned subsidiary of The Blackstone Group LP (“Blackstone”) in November and December of 2017, pursuant to which BISGA was appointed as investment manager of the companies’ general accounts (the “F&G Accounts”). Pursuant to the terms of the investment management agreements, BISGA may delegate certain of its investment management services to sub-managers and any fees or other remuneration payable to such sub-managers is payable by the company out of the assets managed by such sub-managers. BISGA has delegated certain investment management services to its affiliates, Blackstone Real Estate Special Situations Advisors L.L.C. (“BRESSA”) and GSO Capital Advisors II LLC (“GSO Capital Advisors”), pursuant to sub-management agreements executed between BISGA and each of BRESSA and GSO Capital Advisors. BISGA will forgo approximately 30% of the first 13 months’ management fee to which it is entitled under the investment management agreements. For the year ended December 31, 2018, the fees paid to BISGA under the investment management agreements were approximately $48 million. As of December 31, 2018, the company had a net liability of $20 million for the services provided under the investment management agreements and related sub-management agreements, partially offset by fees received and expense reimbursements from BISGA. During fiscal 2018, we received expense reimbursements from BISGA for the services consumed under the agreements. The fees received for these services were $9 for fiscal 2018.

Investment Management Agreement Termination Side Letter

On November 30, 2017, the company entered into a side letter agreement (the “Investment Management Agreement Termination Side Letter”) with BISGA, pursuant to which, on the terms and subject to the conditions set forth therein, the company agreed to not cause, permit or suffer Fidelity & Guaranty Life Insurance Company, an indirect, wholly owned subsidiary of the Company (“FGL Insurance”), to terminate the FGL Insurance investment management agreement or certain other subsidiaries of the company to terminate certain investment management agreements entered into between such subsidiaries of the company and BISGA on the same terms as the FGL Insurance investment management agreement, except following an initial three-year term, commencing on the dates of such agreements, and thereafter following each one year anniversary of the closing date of the Business Combination, and unless such agreements are terminated in accordance with the other terms and conditions of the Investment Management Agreement Termination Side Letter. After the initial three-year term, FGL Insurance and the other subsidiaries party to the investment management agreements may provide BISGA two years’ prior notice of an intention to terminate the investment management agreement, if authorized by the Chief Executive Officer of the company and at least two-thirds of the directors of the company who are not current officers or employees of BISGA or its corporate affiliates, provided that such persons acting reasonably and in good faith have determined that BISGA’s unsatisfactory long term performance has been materially detrimental to the company or that fees charged by BISGA are unfair and excessive compared to those that would be charged by a comparable asset manager. The investment management agreements further provide that BISGA may during the two-year notice period address the directors’ long term performance concerns or adjust the fees payable to BISGA to be not higher than a comparable asset manager, either of which actions would result in the termination notice being automatically rescinded and of no further force or effect.

Sub-Advisory Agreement

On November 30, 2017, BISGA appointed MVB Management, LLC, an entity owned by affiliates of the company’s Co-Chairmen, Messrs. Chu and Foley (“MVB Management”), as sub-adviser of the F&G Accounts pursuant to a sub-advisory agreement (the “Sub-Advisory Agreement”). Under the Sub-Advisory Agreement, MVB Management provides investment advisory services, portfolio review, and consultation with regard to the F&G Accounts (and the accounts of the other company subsidiaries party to investment management agreements) and the asset classes and markets contemplated by the investment guidelines specified in the Sub-Advisory Agreement, including such recommendations as BISGA shall reasonably request. BISGA pays the Sub-Adviser, pursuant to the Sub-Advisory Agreement, a subadvisory fee of approximately 15% of certain fees paid to BISGA and its affiliates pursuant to the investment management agreements. Payment or reimbursement of the subadvisory fee to the Sub-Adviser is solely the obligation of BISGA and is not an obligation of FGL Insurance or the Company. Subject to certain conditions, the Sub- Advisory Agreement cannot be terminated by BISGA unless the investment management agreements are terminated. For fiscal 2018, the fees paid by BISGA to MVB Management were approximately $1.3 million.

Affiliate Investments

We hold certain fixed income security interests, limited partnership interests and bank loans issued by portfolio companies that are affiliates of Blackstone Tactical Opportunities, an affiliate of Blackstone Tactical Opportunities LR Associates-B (Cayman) Ltd., both on a direct and indirect basis. Indirect investments include an investment made in an affiliates’ asset-backed fund while direct investments are an investment in affiliates’ equity or debt securities. In December 2017, we purchased bonds of LCSS Financing, an affiliate of Blackstone Tactical Opportunities LR Associates-B (Cayman) Ltd. As of December 31, 2018, we held $472 million in affiliated investments, which includes foreign exchange unrealized loss of $2 million. In addition, as of December 31, 2018, we had commitments to invest in 13 other affiliated investments. The unfunded commitments relating to these affiliated investments at December 31, 2018 was $990 million.

BTO/FNF Letter Agreement

On November 30, 2017, we entered into a letter agreement with Blackstone Tactical Opportunities Advisors LLC (the “BTO Advisors”) and FNF, and on November 2, 2018, we amended the letter agreement to extend its term. As amended, the agreement stipulates that BTO Advisors and FNF will provide at the company’s request, from time to time from the closing date of the Business Combination until June 30, 2019, general consulting services, access to BTO Advisor’s group purchase organization, financial advisory services, and advisory consulting services relating to potential mergers and acquisitions. In consideration for such services that may be rendered, the company has agreed to pay, on a non-recurring basis, BTO Advisors or its designees up to $10.0 million, payable in cash, ordinary shares, or warrants at the company’s option and to FNF, up to $6.0 million payable in cash, ordinary shares, or warrants at the company’s option. The actual amounts payable for such services shall be negotiated in good faith by the company and the applicable party to provide such services when such services are rendered.

GSO Side Letter

On May 24, 2017, we entered into a side letter agreement, as amended on October 6, 2017, (the “GSO Side Letter”) with GSO, providing that the terms of the preferred shares issued to GSO include: a dividend rate of 7.5% per annum (subject to increase in the period beginning 10 years after issuance based on the then-current three-month LIBOR rate), payable quarterly in cash or additional preferred shares of the company, at the company’s option; five year call protection; and the right of holders thereof to request the company to remarket the preferred shares commencing in the sixth year following issuance, subject to the terms and conditions specified therein. In addition, GSO has the right, commencing 10 years after the issuance of the preferred shares, provided that GSO has first requested the company to remarket the preferred shares as described below, to convert such shares into a number of ordinary shares of the company as determined by dividing (i) the aggregate par value (including dividends paid in kind and unpaid accrued dividends) of the preferred shares that GSO wishes to convert by (ii) the higher of (a) a 5% discount to the 30-day VWAP of the ordinary shares following the conversion notice, and (b) the then-current Floor Price.

From and after November 30, 2022, upon GSO’s request, we are required (subject to customary black-out provisions) to remarket the preferred shares on their existing terms. To the extent market conditions make such remarketing impracticable, we may temporarily delay such remarketing provided that the preferred shares are re-marketed within six months of the date of GSO’s initial request. To the extent it is unlikely that remarketing the preferred shares on the then existing terms will receive a valuation by a prospective purchaser of par or greater than par, we may, upon GSO’s request, modify the terms of the preferred shares to improve the sale of such shares with the intention of preserving rating agency equity credit. If the proceeds from any sales resulting from such marketing are less than the outstanding balance of the applicable preferred shares (including dividends paid in kind and unpaid accrued dividends), we will reimburse GSO up to a maximum of 10% of par (including paid in kind and unpaid accrued dividends) for actual losses incurred by GSO upon the sale of its preferred shares under the terms of the remarketing mechanism, with such amount payable either in cash, ordinary shares, or any combination thereof, at the company’s option. If the company chooses to deliver ordinary shares to GSO, the number of such shares to be delivered will be determined by dividing (i) the amount of actual losses to be paid to GSO by (ii) the higher of (a) an 8% discount to the 30-day volume weighted average price of the ordinary shares following the remarketing period, and (b) $6.00.

EXECUTIVE OFFICERS

The following sets forth certain information with respect to our executive officers. We deem certain employees of our subsidiaries Fidelity & Guaranty Life Holdings, Inc. (“FGLH”) and F&G Life Re Ltd. (“F&G Life Re”) to be our executive officers. All officers of our company serve at the discretion of our Board.

Name	Age	Position
Christopher O. Blunt	56	President, Chief Executive Officer and Director

Dennis R. Vigneau	52	Chief Financial Officer

Rajesh Krishnan	47	Chief Investment Officer

Eric L. Marhoun	56	General Counsel and Secretary

Wendy J.B. Young	55	Chief Risk Officer

Rosanne Boehm	60	Senior Vice President, Human Resources

John D. Currier	48	Senior Vice President and Chief Actuary

Christopher S. Fleming	51	Senior Vice President, Operations and Technology

John A. Phelps, II	59	Senior Vice President and Chief Distribution Officer

Mark Wiltse	51	Vice President and Chief Accounting Officer

Jonathan Bayer	42	Head of Corporate Development & Strategy

Christopher O. Blunt – For Mr. Blunt’s biographical information, please refer to “Proposal No. 1 – Election of Directors – Nominees for Election as Directors.”

Dennis R. Vigneau joined our company as Chief Financial Officer in November 2017. Mr. Vigneau previously served as Executive Vice President and Chief Financial Officer of FGL from February 2014 until CF Corp’s acquisition of FGL in November 2017. Mr. Vigneau joined FGL as Senior Vice President in January 2014 and began serving as its Chief Financial Officer in February 2014. In 2015, Mr. Vigneau was promoted to Executive Vice President of FGL. Mr. Vigneau brings extensive public company experience, having served as Senior Vice President and Chief Financial Officer from November 2010 to March 2013 at Kemper Corporation, a multi-line insurance holding company offering life, health, auto, and homeowners insurance, Senior Vice President and Chief Financial Officer and Deputy Chief Financial Officer from August 2008 to May 2010 at American Life Insurance Company, an insurance company subsidiary during such time of American International Group operating primarily in the foreign life insurance market, and Senior Vice President and Chief Financial Officer, Retirement and Protection division of Genworth Financial, a life and health insurance company, from January 2007 to July 2008. Mr. Vigneau received his Bachelor of Science degree in Accounting from Southern New Hampshire University, summa cum laude.

Rajesh Krishnan joined our company as Chief Investment Officer in January 2019. He is responsible for all aspects of the company’s investment portfolio. Before to joining F&G, Mr. Krishnan was Executive Vice President at Blackstone ISG-I Advisors L.L.C. from November 2017 to December 2018. Prior to his position there, Mr. Krishnan worked as Executive Vice President and Chief Investment

Officer of Fidelity & Guaranty Life starting in 2009. During his tenure at Fidelity & Guaranty Life, Mr. Krishnan led the restructuring of the company’s fixed income portfolio and the development of in-house asset management capabilities, including the establishment of the company’s Baltimore-based trading desk, and was promoted from Senior to Executive Vice President in August 2012. Prior to joining Fidelity & Guaranty Life, Mr. Krishnan was with Wellington Management Company, an investment management company, in Boston, Massachusetts, from 1994 to 2008. While employed there, he was a Fixed Income Portfolio Manager and Associate Partner focusing on managing bond portfolios for a wide range of insurance clients. Mr. Krishnan is a Chartered Financial Analyst and a member of the Boston Security Analysts Society. He holds a Bachelor of Arts degree from Harvard College.

Eric L. Marhoun joined our company as General Counsel and Secretary in November 2017. Mr. Marhoun previously served as Executive Vice President, General Counsel and Secretary of FGL until its acquisition by CF Corp in November 2017. Mr. Marhoun joined FGL in 2007 as Senior Vice President and General Counsel. Mr. Marhoun was promoted to Executive Vice President of FGL in November 2013. In his current position, Mr. Marhoun oversees Legal and Compliance matters for the U.S. life and annuity businesses of our company. Mr. Marhoun has over 35 years of legal experience in U.S. and non-U.S. insurance markets. Mr. Marhoun was previously Senior Vice President and General Counsel to Old Mutual US Life and managed the Legal and Compliance departments for the U.S. and Bermuda life and annuity businesses of Old Mutual plc of the United Kingdom from 2007 to 2011. Prior to joining Old Mutual US Life, Mr. Marhoun was Vice President, Lead Group Counsel and Secretary of American Express Financial Advisors, Inc., a financial services company, from 1995 to 2006 where he oversaw the legal operations of the insurance division of American Express. He was also Of Counsel with Lord, Bissell & Brook in 2006 and an Associate with the firm at the beginning of his career. Mr. Marhoun received his J.D., cum laude, from DePaul University College of Law and is admitted to practice law in the states of Illinois, Minnesota, Wisconsin and Georgia as well as various federal courts.

Wendy J.B. Young joined our company as Chief Risk Officer in November 2017. Ms. Young previously served as Senior Vice President, Chief Risk Officer of FGL until CF Corp’s acquisition of FGL in November 2017. Ms. Young joined FGL in 2000 as Actuary. During her tenure with FGL, she was promoted to Senior Vice President and assumed increasing responsibilities, including leading the Financial Planning & Analysis area. In February 2014, Ms. Young was appointed Senior Vice President, Chief Risk Officer of FGL where she was responsible for risk management across the organization, which included ERM, internal controls, and internal audit. Ms. Young has over 28 years of experience as an actuary in the insurance industry. Prior to joining FGL, Ms. Young served for 10 years at the Acacia Group, a life and annuity company holding various actuarial roles, ending as 2nd Vice President and Associate Actuary responsible for statutory reporting and projections for regulatory filings. Ms. Young began her career in Ernst & Young’s insurance practice performing auditing and consulting functions. She holds a Bachelor of Science in Insurance with a concentration in Actuarial Science from The Pennsylvania State University. Ms. Young is a Member of the American Academy of Actuaries as well as a Fellow in the Society of Actuaries.

Rosanne Boehm joined FGLH as Assistant Vice President, Organization Development in 2008 and was promoted to Vice President, Human Resources in April 2011. She was promoted to Senior Vice President, Human Resources in August 2012. She is responsible for all of FGLH’s human resources and talent management strategies and initiatives. Ms. Boehm has more than 25 years of domestic and international human resources experience in the financial services, manufacturing and government services industries. Prior to joining FGLH, Ms. Boehm held human resources leadership positions with companies including Honeywell Technology Solutions, Northrop Grumman and PACE Incorporated and has experience with both large and small, union and non-union as well as multi-location organizations. Ms. Boehm holds a Bachelor of Science degree in Business Administration/Human Resources from Columbia Union College as well as a Graduate Certification in Organization Development from Johns Hopkins University. She holds an active accreditation as Senior Professional in Human Resources (SPHR) from the Human Resources Certification Institute and a Fellow—Life Management Institute (Level 1) from LOMA. Ms. Boehm is a member of the Society of Human Resources Management and the Organization Development Network, and holds a number of professional certifications in the use of various human resources assessment tools and instruments.

John D. Currier Jr. joined FGLH as Deputy Chief Actuary in May 2015 and was named Chief Actuary in October 2016. Mr. Currier has more than 25 years of experience in the insurance industry. Prior to joining FGLH, he served briefly as Chief Operating Officer and Chief Actuary of the Life Companies of Farm Bureau Financial Services. He served with Aviva USA, a provider of indexed universal life and indexed annuity products, as Executive Vice President and Chief Actuary of Aviva USA (formerly AmerUs Group) from March 2010 to June 2013, Chief Product Officer from February 2008 to February 2010, and Senior Vice President of Annuity Product Development from August 2005 to February 2010. Prior to Aviva USA, he served in a variety of product development and management positions with INF US Financial Services and Conseco, Inc. Mr. Currier began his insurance career as a consulting actuary with Beckley & Associates on a wide range of actuarial projects. Mr. Currier holds a bachelor’s degree Cum Laude from Butler University, is a Fellow of the Society of Actuaries and a Member of the American Academy of Actuaries.

Christopher S. Fleming joined FGLH in November 2011 as Senior Vice President, Operations and Technology. Prior to joining FGLH, he was Head of Corporate Six Sigma & Strategic Cost Management at ING North American Insurance Corporation, a $1.7 billion operating expenses and 7,000 employee retirement, investment and insurance company. Prior to his tenure at ING, Mr. Fleming served as Chief Operating Officer for ING Central Europe Insurance—a region that generated double-digit top-line growth and served eight million clients. Mr. Fleming also previously held leadership roles at General Electric and American General holding Senior Vice President and Vice President roles, respectively. Mr. Fleming earned his Bachelor of Science degree in Business Administration, majoring in Finance and Economics from The Ohio State University. Additionally, he is a Six Sigma Master Black Belt.

John A. Phelps, II is FGLH’s Senior Vice President and Chief Distribution Officer. In 2000, Mr. Phelps joined FGLH as National Life Sales Director and in 2002 was promoted to Vice President, Brokerage Life Sales. In 2003, Mr. Phelps was promoted to Vice President, Life Distribution. In 2006, Mr. Phelps was promoted to the position of Senior Vice President, Sales & Marketing, overseeing all life & annuity product development and distribution channels. In 2009, Mr. Phelps was named Chief Distribution Officer and continues to function in this role today. During his 32-year career in the industry, Mr. Phelps has served as a personal producer and general agent and has held executive sales and marketing positions with home office insurance companies as well as having served on the ACLI Life Insurance Committee, the LIMRA Distribution Leaders Round Table Committee and LIMRA Brokerage Committee. Mr. Phelps obtained his Masters of Science Management degree from The American College and holds a Bachelor of Science degree in Economics from Manchester College.

Mark Wiltse joined FGLH in January 2016 as Chief Accounting Officer. From October 2013 to December 2015, Mr. Wiltse served as Senior Vice President, Chief Financial Officer at Accordia Life and Annuity Company, an insurer offering indexed universal life insurance. From May 2011 to October 2013, he served as Business Manager to CEO at Aviva USA, an insurer offering life insurance, long-term savings products and fund management services. From November 2007 to May 2011 he served as Vice President, Financial Reporting at Aviva USA.

Jonathan Bayer joined our company as Head of Corporate Development and Strategy in December 2018. Mr. Bayer is responsible for directing the company’s M&A, corporate strategy, and overseeing the execution of acquisitions. He has more than 20 years of experience in insurance investment banking, where he has focused on M&A advisory and capital raising transactions. Over his career, Mr. Bayer has advised a number of leading Annuity and Life insurers, including F&G. Mr. Bayer joins F&G from RBC Capital Markets, where he was Managing Director and Head of U.S. Insurance Investment Banking since September 2011. Prior to his tenure there, Mr. Bayer worked on the FIG team at UBS AG and focused on the life and property and casualty insurance industries. Before UBS, he covered insurance while working at Deutsche Bank AG. Mr. Bayer holds a Bachelor of Arts degree in Economics from Washington and Lee University.

COMPENSATION DISCUSSION AND ANALYSIS

In this compensation discussion and analysis section, we provide an overview and analysis of our executive compensation program, including a discussion of our compensation philosophy. The discussion below is intended to help provide an understanding of the detailed information in the compensation tables and related narrative disclosure below. We discuss the material elements of our compensation program and the material factors considered by the Compensation Committee in making compensation decisions. The following table identifies our named executive officers (“NEOs”) as of December 31, 2018, as defined by SEC regulations:

Named Executive Officers (NEOs)	Position
Christopher J. Littlefield(1)	Former President, Chief Executive Officer and Director

Dennis R. Vigneau	Chief Financial Officer

Eric L. Marhoun	General Counsel and Secretary

John A. Phelps, II	Senior Vice President, Chief Distribution Officer

John D. Currier	Senior Vice President and Chief Actuary

(1) Mr. Littlefield resigned from his positions with our company effective December 19, 2018. Mr. Christopher O. Blunt was appointed as President, Chief Executive Officer and Director effective as of January 2, 2019. As a result, Mr. Blunt did not serve as a NEO during fiscal year 2018.

Executive Summary

Our Business

We are an insurance holding company that helps middle-income Americans prepare for retirement and for their loved ones’ financial security. Through our subsidiaries, we are a leading provider of annuity and life insurance products. We acquired Fidelity & Guaranty Life, a Delaware corporation (“FGL”), on November 30, 2017 (the “Business Combination”). For more information about our business, please see the “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections in our Annual Report on Form 10-K filed with the SEC on March 1, 2019.

Executive Compensation Highlights

The Compensation Committee has instituted a number of changes to our executive compensation programs to align with evolving competitive and governance practices, respond to feedback from our shareholders and strengthen the link to performance and rigor of our program. These changes have included:

•

Short-term incentives. We allocated a larger percentage of our performance metrics under the Employee Incentive Program to financial objectives in order to meet our shareholders’ focus on our financial performance.

•

Long-Term Incentives. We established an incentive program for our NEOs that provides for a one-time award of stock options intended to provide equity compensation for a five-year period, leveraging a mix of time-based and performance-based stock options to ensure alignment with shareholder interests.

2019 Appointment of CEO

Christopher O. Blunt joined our company as President and Chief Executive Officer effective January 2, 2019. In, developing our compensatory arrangement with Mr. Blunt, the Board considered Mr. Blunt’s then current compensation, including his current equity, the compensation of our former President and Chief Executive Officer, and the compensation of chief executive officers of other similarly sized insurance companies. In designing a compensation package for Mr. Blunt, the Board determined to provide him the following:

•	annual base salary of $800,000,
•	target bonus opportunity equal to 200% of his base salary, and
•	sign-on bonus in the amount of $2,250,000 payable within 30 days following March 15, 2019.

Upon a termination without “cause” or by Mr. Blunt for “good reason,” he will be entitled to receive severance benefits equal to three times his base salary, acceleration of certain unvested options and 18 months of benefit continuation. In addition, Mr. Blunt will be subject to certain restrictive covenants that apply both during his employment with the company and for certain durations afterwards.

The Board also determined to grant a one-time award of stock options covering a five-year period to Mr. Blunt for 3.2 million shares, subject to a combination of time and performance-based vesting, as well as a stretch award of stock options for 613,476 shares, subject to performance-based vesting, as inducements to his employment by us. The awards are intended to provide Mr. Blunt’s equity compensation for this period. The stock options were issued outside of our 2017 Omnibus Incentive Plan as employment inducement awards pursuant to NYSE rules. The Board determined that the overall compensation package would be sufficient to encourage Mr. Blunt to join our company, yet would help support the creation of shareholder value and be in the best interests of our shareholders.

Compensation Philosophy and Practices

Compensation Philosophy and Objectives

Our compensation programs are based on the following objectives:

•	Attract and retain highly qualified executives and employees;

•	Align our incentives with shareholder interests;

•	Drive performance and results; and

•	Support our culture.

Compensation Practices

Market and industry practices are taken into account when developing compensation programs. Third-party market industry surveys and compensation data from other public companies are utilized when reviewing compensation. We consider our peer group to be companies in our industry that are similar in size to us, that have business models similar to ours and that compete with us for customers, labor and capital.

Our goal is to align total compensation to the competitive market within our peer group while being mindful of internal equity. Salaries are reviewed annually in a process correlated to our performance management program and a competitive base salary market review. Incentives are the primary motivators to achieve business goals and strong business or individual performance can result in above-market incentives.

The Committee leverages the following best practices in designing, administering and governing our executive compensation programs:

What We Do	What We Do Not Do

•  Target executive compensation to be competitive at the median

•   Emphasize the majority of our program in variable stock price and performance based incentive pay

•   Use equity to drive a long-term perspective aligned with shareholders

•   Promote stock ownership with equity-based compensation

•   Reflect shareholder preferences in our compensation program and policies, including double trigger protections

•   Periodically review our compensation program to ensure it does not encourage excessive risk taking

•   Consider market and industry practices when developing compensation programs

•  “Single trigger” change-in-control cash severance payments, or change-in-control cash severance payments exceeding three times base salary and annual incentives

•  Stock option discounts or repricings

•  Change-in-control tax gross-ups to our named executive officers

•  Executives or director hedging or pledging company stock unless approved in advance

Our Process for Making Compensation Decisions

Our Compensation Committee

Our Compensation Committee is responsible for reviewing and approving the compensation and benefits strategy for our employees, including our NEOs, authorizing and ratifying equity grants and other incentive arrangements, and authorizing employment and related agreements. The Compensation Committee has the full authority of the Board to make compensation decisions relating to our NEOs.

The Compensation Committee has the authority to delegate any of its responsibilities to sub-committees as the Compensation Committee may deem appropriate, provided that the sub-committees are composed entirely of directors satisfying the independence standards then applicable to the Compensation Committee generally. The Compensation Committee has the authority to delegate responsibilities regarding some activities that are below certain thresholds to management, provided that no member of management is delegated authority of his or her own compensation.

Role of our Executive Officers

Although our Compensation Committee has the authority to make final decisions with respect to executive compensation, our Senior Vice President, Human Resources in partnership with our Chief Executive Officer, drive the design and implementation of all executive compensation programs. The goal is to ensure that the design of our compensation programs supports our overall strategy. Except for his own compensation, the Chief Executive Officer has final management-level review of any compensation program or individual element of compensation for our NEOs before they are reviewed by the Compensation Committee. The Chief Executive Officer and our other NEOs do not participate in discussions regarding their own compensation.

Role of the Compensation Consultant

Prior to establishing our executive compensation program for fiscal 2018, our Compensation Committee and management reviewed our executive compensation policies and practices. The Compensation Committee also conducted on-going assessments of our compensation structure. The committee retained FW Cook to serve as our compensation consultant and to assist and advise the Compensation Committee in connection with compensation policies and practices, including the design and setup of our long-term incentive program. FW Cook reviewed the structure and mechanics of the various components of our compensation programs and practices. In order to obtain a complete view of the competitive market for talent, FW Cook considered data from publicly available peer company proxy statements, and, as a secondary view of the market, considered data from published survey sources, which includes industry peers from privately held and publicly traded organizations. In particular, FW Cook analyzed two key elements: pay magnitude and pay practices. Pay magnitude relates to overall base pay delivery, base salaries, annual and long-term incentive targets and payouts. Pay practices is the assessment of the design attributes of other organizations’ incentive plans that provide perspectives on performance measurement, the mix of long-term incentive vehicles, vesting and shareholding requirements.

FW Cook completed an assessment indicating that the current compensation structure is sound and well-balanced, and demonstrates alignment between company performance and executive compensation.

Compensation Peer Group

The Compensation Committee reviewed recommendations from FW Cook based on a peer group of insurance companies. FW Cook conducted a market analysis that included several data points using peer group comparators and relevant survey data to develop a clear assessment of current compensation practices in our industry. In order to provide peer comparison data, FW Cook utilized data from multiple sources. The primary survey source is LOMA. FW Cook utilizes a comparison of peer data of same or similar sized companies with total assets in the category of $10 billion to $40 billion. There were 22 companies that participated in the LOMA survey:

American Family Insurance	Modern Woodmen of America

Ameritas Life Insurance Corp.	Mutual of Omaha

CNO Financial Group, Inc.	Penn Mutual Life Ins Co

COUNTRY Financial	Ohio National Financial Services

CUNA Mutual Group	OneAmerica Financial Partners

Delaware Life	Phoenix Companies

Sun Life Financial	Southern Farm Bureau Life Insurance Company

Tokio Marine HCC	Primerica Inc.

Fidelity & Guaranty Life	The Standard (StanCorp Financial Group)

Health Care Services	Woodmen of the World Life

Hannover Life Reassurance Co. of America	Zurich North America

Competitive pay data from a selected peer group’s proxy data is also used as a data source. The selected peer group consisted of companies with total assets from $8.4 billion to $96.1 billion, revenue ranging from $740 million to $11.2 billion and market capitalization ranging from $1.1 billion to 11.9 billion. There were 14 companies included in the peer group:

American Equity Investment Life Holding Company	Horace Mann Educators Corporation

American Financial Group, Inc.	Kemper Corporation

American National Insurance Company	National General Holdings Corp.

Assurant, Inc.	National Western Life Group, Inc.

Athene Holding Ltd.	Primerica, Inc.

CNO Financial Group, Inc.	Torchmark Corporation

FBL Financial Group, Inc.	Unum Group

Shareholder Approval of our Executive Compensation Program

In deciding on the structure of the executive compensation program for fiscal 2018, the Compensation Committee took into account the perspectives of our shareholders. Following our 2018 Annual General Meeting , the Compensation Committee reviewed the results of the shareholder advisory vote on executive compensation (the “say on pay” vote). Our proposal regarding the “say on pay” vote was approved by approximately 99.90% of the votes cast on the proposal in support of the compensation of our NEOs. We continue to consider the perspectives of our shareholders in the design and administration of our executive compensation programs.

Following our 2018 Annual General Meeting, our Board also reviewed the results of the shareholder advisory vote on the frequency of “say on pay” votes. Approximately 64.97% of the votes cast supported a frequency of every three years for future “say on pay” votes. Consistent with the recommendation of our Board and the preference of our shareholders as reflected in the shareholder advisory vote, we will hold a “say on pay” vote every three years.

Other Related Considerations

Relationship of Compensation Policies and Practices to Risk Management

We believe that our compensation policies and practices are designed to promote a strong risk management culture. We have reviewed our compensation programs and employee policies and practices and have determined that they do not encourage excessive risk taking and are not reasonably likely to have a material adverse effect on the company.

Components of Our Executive Compensation Program

For fiscal 2018, our compensation program consisted of the following key components:

Component	Purpose	Key Features

Base Salary

• Provide a fixed level of compensation • Compensate executive officers fairly for the responsibility of the position held and reflect competitive practices

Salary levels set based on an assessment of:

• Level of responsibility

• Experience and time in position

• Individual performance

• Future potential

• Competitiveness

• Internal pay equity considerations

• Salary levels are reviewed annually by the committee and adjusted as appropriate

Short-Term Incentives

	• Provide executive officers with incentives to achieve objectives to drive short- and long-term business performance • Support attracting and retaining the best available talent	• Awards based on achievement of financial and corporate objectives • Awards determined on annual basis

Long-Term Incentives

Time Based Options	• Provide opportunities for equity ownership • Support leadership retention objectives	• 5-year ratable vesting • 7-year expiration

Stock Price Options	• Encourage sustained shareholder value creation via stock price increases • Align executive officers’ interests with the interests of our shareholders	• Vesting subject to stock performance objectives • Target awards subject to multi-year ratable vesting • Stretch awards subject to 1-year performance periods

Performance Options	• Provide executive officers with incentives to achieve long-term success • Align executive officers’ interests with the interests of our shareholders	• Vesting subject to performance objectives • 3-, 4- and 5-year performance periods

Set forth below is a discussion of each component of compensation, the rationale for each component, and how each component fits into our overall compensation philosophy.

Base Salary

We provide a base salary to compensate our executives for their services rendered on a day-to-day basis during the year. Base salaries are set to attract and retain executives with qualities necessary to ensure our short-term and long-term financial success. Base salary levels are set to be competitive with the salaries of executives in similar positions with similar responsibilities at comparable companies. The determination of an executive’s base salary is based on market compensation rates and individual factors, including personal performance and contribution, experience in the role, scope of responsibility and overall impact on the business. Base salaries are reviewed annually and adjusted when necessary to reflect market conditions as well as individual roles and performance.

The table below shows base salaries for fiscal 2018:

Name	Fiscal 2018 Base Salary

Christopher J. Littlefield	$800,000

Dennis R. Vigneau	$440,000

Eric L. Marhoun	$350,000

John A. Phelps, II	$325,000

John D. Currier	$300,000

Short-Term Incentives

In order to promote our “pay for performance” culture, we pay annual cash incentives to our executives for achieving performance targets that support financial and corporate goals. Our short-term incentives consist of an Employee Incentive Plan (the “EIP”), which allows for annual cash-based bonus awards intended to attract and retain the best available executive officers to be responsible for the management, growth, and success of our business and to provide an incentive for such individuals to exert their best efforts on behalf of our company and shareholders. Our Chief Executive Officer and executive team develop an annual business plan that includes objectives to drive short- and long-term business performance. The Compensation Committee reviews these objectives and establishes performance targets. Performance against plan objectives are reviewed and approved by the Compensation Committee to establish the bonus pool for each performance period. Short-term incentive payouts require that minimum targets be satisfied and allow for recognition of individual performance and contribution toward those goals.

The EIP includes a financial performance component based on the annual business plan weighted at 85% and a corporate initiatives component weighted at 15%. For fiscal 2018, the performance metrics for the EIP were:

Metrics	Weighting

Achieve the Financial Plan	85%
• Sales • Adjusted Operating Income • Risk-based Capital • New Business Internal Rate of Return

Corporate Initiatives	15%
• Embed new F&G operating model • Strengthen the foundation • Enhance the F&G experience • Expand growth capacity • Protect core FIA business

The Compensation Committee approved the percentage of base salary paid for performance at the target levels depicted below. If a minimum performance measure is satisfied, depending on actual performance, bonus payments under the EIP could range from 50% to 150% of target. As a result of the corporate performance against our goals for fiscal 2018, the bonus pool for determining individual executive incentive awards was 144% of target. The awards will be paid in March 2019.

Name	2018 Target Bonus		Actual Bonus Earned
	(% of base salary earnings)	($)	(% of base salary earnings)	($)

Christopher J. Littlefield	100%	$778,462	141%(1)	$1,100,000(1)

Dennis R. Vigneau	60%	$264,000	114%	$500,000

Eric L. Marhoun	50%	$174,000	60%	$210,000

John A. Phelps, II	40%	$130,000	62%	$200,000

John D. Currier	40%	$120,000	58%	$175,000

(1) Pursuant to his separation agreement, Mr. Littlefield received $1,100,000 with respect to payments under the EIP.

Long-Term Incentives

We provide long-term incentive opportunities to motivate and reward our executive officers for their contributions toward achieving our business objectives and the interests of our shareholders. We believe that equity-based awards link compensation levels with performance results and ensure sustained alignment with shareholder interests. Additionally, we believe equity awards provide an important retention tool, because the awards are subject to multi-year vesting. In furtherance of these objectives, we adopted the FGL Holdings 2017 Omnibus Incentive Plan, under which we grant equity awards.

In 2018, the Compensation Committee established long-term award opportunities for each of the NEOs through a five-year incentive program that provides for a one-time award of stock options. The Compensation Committee approved these one-time grants covering long-term award targets for the five-year period in lieu of annual awards. In establishing these awards, the Compensation Committee considered its desire to strategically align the long term incentives to the long term success of our business. In addition, a stretch award was granted to drive extraordinary performance of the stock price over the five-year period of the grant.

Our long-term incentives for NEOs consist of three forms of stock option awards that incent long-term value creation: time-vesting options that reward increases in the market value of our shares and continued service with our company; stock price options that reward the achievement of our long-term goals for increasing the market price of our shares; and performance options that reward the achievement of our long-term performance goals as determined by Adjusted Operating ROE. The mix of long-term incentives granted in 2018 to the NEOs is as follows:

Time-Vesting Options	1/3

Stock Price Options	1/3

Performance Options	1/3

Time-Vesting Options

Time-vesting options provide value based solely on stock price appreciation. The time-vesting options granted to our NEOs in fiscal 2018 will vest in five equal annual installments beginning on March 15, 2019, based on continued service, and will expire on May 15, 2025. The exercise price is $10 per share. The number of time-vesting options granted to our NEOs in fiscal 2018 were as follows:

Name	Time-Vesting Options
	(#)	($)(1)

Christopher J. Littlefield(2)	1,211,387

Dennis R. Vigneau	605,693

Eric L. Marhoun	242,278

John A. Phelps, II	302,847

John D. Currier	302,847

(1) Represents the grant date fair value computed in accordance with Financial Accounting Standards Board Accounting Standards Clarification (“FASB ASC”) Topic 718.

(2) Mr. Littlefield’s options were cancelled in connection with his resignation from the company.

Stock Price Options

Stock price options align our long-term incentives to the appreciation of our share price. Stock price options vest based on achievement of both stock price goals and continued service requirements and will expire on May 15, 2025.

In 2018, our NEOs were awarded two grants of stock price options: target stock price options that vest in five equal installments upon the later of the achievement of five stock price goals or the applicable continued service requirement; and stretch stock price options that vest in five equal installments based on both continued service during the performance period and achievement of the stock price goal for the applicable one-year performance period. The number of target stock price options and stretch period stock price options granted to our NEOs in fiscal 2018 were as follows:

Name	Target Stock Price Options		Stretch Stock Price Options
	(#)	($)(1)	(#)	($)(1)

Christopher J. Littlefield(2)	1,211,386		306,738

Dennis R. Vigneau	605,693		153,369

Eric L. Marhoun	242,277		64,415

John A. Phelps, II	302,847		76,685

John D. Currier	302,847		76,684

(1) Represents the grant date fair value computed in accordance with FASB ASC Topic 718.

(2) Mr. Littlefield’s options were cancelled in connection with his resignation from the company.

The following table sets forth the stock price objectives for our ordinary shares for the applicable installment period and performance period for the target stock price options and stretch period stock price options granted to our NEOs in fiscal 2018:

	2019	2020	2021	2022	2023
Target	$11.00	$12.75	$14.75	$17.00	$20.00
Stretch	$12.00	$14.50	$17.00	$21.00	$25.00

Performance Options

Performance options align our long-term incentives to the achievement of our Adjusted Operating ROE objectives. Performance options vest in equal installments based on continued service and achievement of separate three-year, four-year and five-year Adjusted Operating ROE goals established at the start of the five year period and will expire on May 15, 2025.

In 2018, our NEOs were awarded two grants of performance options, with the first based on target performance goals and the second based on stretch performance goals. The number of target option awards and stretch option awards granted to our NEOs in fiscal 2018 were as follows:

Name	Target Performance Options		Stretch Performance Options
	(#)	($)(1)	(#)	($)(1)

Christopher J. Littlefield(2)	1,211,386		3,006,738

Dennis R. Vigneau	605,693		153,369

Eric L. Marhoun	242,277		64,415

John A. Phelps, II	302,846		76,684

John D. Currier	302,846		76,684

(1) Represents the grant date fair value computed in accordance with FASB ASC Topic 718.

(2) Mr. Littlefield’s options were cancelled in connection with his resignation from the company.

The key features of these two awards are as follows:

Performance Option Award	Performance Periods	Adjusted Operating ROE Performance Targets(1)
Target Performance Options	March 15, 2021 March 15, 2022 March 15, 2023	15.50% 15.75% 16.00%

Stretch Performance Options	March 15, 2021 March 15, 2022 March 15, 2023	16.50% 17.50% 18.50%

(1) “Adjusted Operating ROE” is a non-GAAP measure and is calculated by dividing adjusted operating income (“AOI”) available to common shareholders by total average common shareholders’ equity excluding accumulated other comprehensive income. AOI available to common shareholders is a non-GAAP measure and is calculated by adjusting net income (loss) available to common shareholders to eliminate certain items including the impact of net investment gains/losses, the effect of changes in fair values of FIA derivatives and embedded derivatives, the tax effect of change in fair value of affiliated reinsurance embedded derivatives, the effect of integration, merger related and other non-operating items and the impact of extinguishment of debt. Management considers this non-GAAP financial measure to provide useful supplemental information internally and to investors and analysts assessing the level of adjusted earned return on common equity.

2017 Incentive Awards

FGL entered into incentive award letters with Mr. Vigneau, Mr. Marhoun, Mr. Phelps and Mr. Currier dated February 1, 2017. The incentive award letters provide for the grant of a cash award in lieu of the December 2015 and December 2016 ordinary course discretionary long-term equity incentive awards that FGL was not permitted to make to its executive officers under the terms of its merger agreement with Anbang Insurance Group Co., Ltd. and its affiliates, which was terminated on April 17, 2017. The 2017 incentive awards were granted in recognition of the continued commitment and contributions of

FGL’s executives during this period. These incentive awards vest in installments on December 1, 2017, December 3, 2018 and December 2, 2019, subject to the executive’s continued employment through the applicable vesting date. They will also vest in full if the executive’s employment is terminated by without “cause” prior to December 2, 2019 or if the executive’s position is eliminated and the executive is not offered “comparable employment” before November 30, 2018, the first anniversary of the completion of the Business Combination.

The amount of each incentive award installment is set forth in the following table:

Name	December 2017	December 2018	December 2019	Total

Dennis R. Vigneau	$ 146,667	$ 146,667	$ 73,333	$366,667

Eric L. Marhoun	116,667	116,667	58,333	291,667

John A. Phelps, II	86,667	86,667	43,333	216,667

John D. Currier	76,980	44,688	40,000	161,668

Retention Awards

On April 20, 2017, FGL entered into retention award letters with Mr. Vigneau, Mr. Marhoun, Mr. Phelps and Mr. Currier. The retention award letters provided that, among other things, if the NEO remained employed through the first anniversary of the completion of a transaction resulting in a change in control, then the NEO would receive a lump sum cash retention payment in an amount equal to a specified percentage of the NEO’s annual base salary as in effect on April 20, 2017. In December 2018, Mr. Vigneau, Mr. Marhoun, Mr. Phelps and Mr. Currier received the amounts due under the retention award letters. The amount of each retention award is set forth in the following table:

Name	Retention Award

Dennis R. Vigneau	$ 440,000

Eric L. Marhoun	350,000

John A. Phelps, II	325,000

John D. Currier	300,000

Other Executive Compensation Arrangements, Policies and Practices

Our executives are eligible to participate in our tax-qualified 401(k) defined contribution plan and our health and welfare plans on the same basis as our other salaried employees. Our executives also participate in a limited number of perquisite programs.

401(k) Plan

Under the 401(k) Plan, our company will match 100% of a participant’s contributions up to five percent of compensation, subject to the limits specified in the Internal Revenue Code (the “Code”). The employer match vests immediately. The 401(k) plan also allows for annual discretionary profit sharing contributions, which historically have been two percent of earnings, subject to limits under the Code. Any profit sharing contributions are immediately vested.

Nonqualified Deferred Compensation Arrangements

We permit our executives to defer on an elective basis a specified portion of their base salaries and performance-based bonus compensation, if any. See the narrative description following the table entitled “Nonqualified Deferred Compensation” below for more information surrounding the terms of the nonqualified deferred compensation plan.

Health and Welfare Benefits

We also offer a package of insurance benefits to all salaried employees, including our executives, including health, vision and dental insurance, basic life insurance, accidental death and dismemberment insurance and short- and long-term disability insurance.

Limited Executive Perquisites

All of our executives are eligible to participate in the Executive Life Insurance Plan. Under this plan, the beneficiary of a participant who dies while employed by us is entitled to a lump sum payment equal to three times his or her annual base salary at the time of hire. Our executives are also offered physical examinations at our cost once biannually. The value of these executive perquisites is reflected in the “All Other Compensation” column of the Summary Compensation Table below.

We maintain no defined benefit pension plans or retiree medical plans.

Prohibition of Short Sales, Derivatives Trading, Hedging and Pledging of Our Securities

Our Board has adopted a policy prohibiting designated employees, including the NEOs, and directors from engaging in any short sales of our securities, or transactions in puts, calls or other derivative securities with respect to any of our equity securities. Unless first pre-cleared by our General Counsel, the policy also prohibits all employees, including the NEOs, and directors from entering into hedging transactions with respect to our securities or pledging our securities as collateral for any loan, including margin accounts.

Policy on Rule 10b5-1 Trading Plans

We have adopted a policy for Rule 10b5-1 trading plans for designated employees, including the NEOs, and directors, which allow for transactions in our securities pursuant to a pre-established written plan meeting certain requirements. Any Rule 10b5-1 plan must (a) be in writing and in a form acceptable to the company; (b) be acknowledged in writing by the General Counsel of the company prior to the plan becoming effective; (c) contain such terms and conditions as may be required by Rule 10b5-1; and (d) not be entered into, amended or terminated during a blackout period or when the person is in possession of material nonpublic information.

Employment and Other Severance, Change-in-Control and Related Agreements

Employment Agreements

We believe that having employment agreements with our NEOs is beneficial to us because they provide retentive value, subject the executives to key restrictive covenants, and generally provide us with a competitive advantage in the recruiting process over companies that do not offer employment agreements. In October 2014, FGL entered into an employment agreement with Mr. Littlefield, and, in connection with Mr. Littlefield’s assumption of the role of Chief Executive Officer, amended and restated the employment agreement in May 2015. In November 2013, FGL entered into a new employment agreements with Mr. Marhoun and Mr. Phelps. In January 2014, FGL entered into an employment agreement with Mr. Vigneau. These employment agreements include the specific terms set forth in greater detail below in “—Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table.” We do not currently have an employment agreement with Mr. Currier.

Separation Agreements

Mr. Littlefield’s resignation from our company was treated as a qualifying termination that was eligible for severance benefits under his employment agreement. In connection with Mr. Littlefield’s resignation, we entered into a separation agreement and release with Mr. Littlefield that provides him with the separation benefits provided for under his prior employment agreement and a one-time payment of $500,000, which was paid in connection with the cancellation of all Mr. Littlefield’s outstanding stock options. As a condition to receiving his separation payments, Mr. Littlefield agreed to continue to be subject to the restrictive covenants set forth in his prior employment agreement. This agreement includes the specific terms set forth in greater detail below in “Summary Compensation Table—Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table – Separation Agreement.”

Compensation Committee Report

Our Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” contained in this report with our management. Based on such review and discussions, the committee recommended to our Board that the “Compensation Discussion and Analysis” be included in this proxy statement and, thereby, in our Annual Report on Form 10-K filed with the SEC for fiscal 2018.

COMPENSATION COMMITTEE

/s/ Keith W. Abell

/s/ Richard M. Massey

/s/ James A. Quella

CEO Pay Ratio

As required by the “pay ratio” rules under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Item 402(u) of Regulation S-K, we determined the annual total compensation of the estimated median of the annual total compensation of all employees, except our current President and Chief Executive Officer (our “non-CEO median employee”) and present a comparison of that annual total compensation to the annual total compensation of our President and Chief Executive Officer (our “CEO”). In accordance with SEC rules, for 2018, we have calculated:

•	The annual total compensation of our non-CEO median employee was $70,508
•	The annual total compensation of our CEO was $14,624,758
•	The estimated pay ratio of the annual total compensation of our CEO to the annual total compensation of our non-CEO median employee was 208:1

As permitted by Securities and Exchange Commission rules, to identify our non-CEO median employee we used a commonly accepted compensation measure, “total cash compensation,” which includes annual base pay plus all commissions and bonuses paid during the fiscal year. We used October 1, 2018, as our determination day, and included all 307 full-time, part-time, seasonal, and temporary employees of F&G and its subsidiaries globally, other than our CEO. We annualized pay for those who commenced work during the fiscal year. After we identified our non-CEO median employee based on total cash compensation, we calculated annual total compensation for both our CEO and our non-CEO median employee, using the same definition for total compensation set forth in this proxy statement’s Summary Compensation Table plus the value of benefits and employer retirement contributions not reported therein. These benefits include company contributions to the medical, dental and basic life insurance plans.

Mr. Littlefield served as our CEO until December 19, 2018. As allowed when a CEO does not serve for the entire fiscal year, we annualized his compensation for purposes of the pay ratio estimation. Mr. Littlefield’s annualized total compensation for our fiscal year was $14,624,758, which included annualized base salary through the end of the fiscal year.

This pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. Given the different methodologies that various public companies use to determine an estimate of their pay ratios and our unique situation in annualizing the compensation and including one-time separation payments to our partial-year CEO, the estimated pay ratio reported above should not be used as a basis for comparison between companies.

In addition to the pay ratio calculated above, we believe another potentially helpful measure of CEO compensation is to exclude from Mr. Littlefield’s total cash compensation the one-time compensation he received in connection with his resignation from our company, other than amounts related to our EIP. If Mr. Littlefield’s compensation in connection with his separation agreement were excluded, other than the $1,100,000 paid with respect to the EIP, Mr. Littlefield’s annualized total compensation would have been $10,924,758 and our estimate of the ratio of the adjusted annual total compensation of our CEO to the annual total compensation of our non-CEO median employee would have been 155:1.

SUMMARY COMPENSATION TABLE

The following table summarizes the total compensation paid to our NEOs for the fiscal year ended December 31, 2018, the three month transition period ended December 31, 2017 (“TP 2017”), and FGL’s fiscal years ended September 30, 2016 and 2017.

Name	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)(3)	Option Awards ($)(2)	Non- Equity Incentive Plan Compens ation ($)(4)	Change in Pension Value and Nonqualified Deferred Compens ation Earnings ($)	All Other Compens ation ($)(5)	Total ($)

Christopher J. Littlefield Former President, Chief Executive Officer and Director(6)	FY 2018	778,462	-	-	8,925,584	1,100,000	-	3,799,174	14,603,219
	TP 2017	215,385	1,800,000	-	-	215,385	-	5,654	2,236,424
	FY 2017	800,000	-	2,771,145	119,998	1,121,600	-	23,801	4,836,544
	FY 2016	800,000	-	679,955	119,997	1,200,000	-	20,776	2,820,728

Dennis R. Vigneau Chief Financial Officer	FY 2018	440,000	586,667	-	4,462,790	500,000	-	22,292	6,011,749
	TP 2017	118,462	446,667	-	-	120,000	-	10,337	695,465
	FY 2017	440,000	73,333	1,626,484	-	500,000	-	24,508	2,664,325
	FY 2016	440,000	-	-	-	330,000	-	24,838	794,838

Eric L. Marhoun General Counsel and Secretary	FY 2018	348,000	466,667	-	1,794,736	210,000	-	21,112	2,840,514
	TP 2017	94,231	226,667	-	-	47,115	-	10,635	378,648
	FY 2017	350,000	58,333	1,161,798	-	210,175	-	26,197	1,806,503
	FY 2016	350,000	-	-	-	215,338	-	30,646	595,984

John A. Phelps, II Executive Vice President and Chief Distribution Officer (7)	FY 2018	325,000	411,667	-	2,231,395	200,000	-	23,941	3,192,003

John D. Currier Senior Vice President and Chief Actuary (7)	FY 2018	300,000	363,306	-	2,231,395	175,000	-	23,140	3,092,841

(1)

For fiscal 2018, represents cash payments under the 2017 Incentive Awards and the Retention Awards paid in December 2018. Represents cash awards paid in December 2016 equal to one-third of target long-term incentive awards granted in 2015.

(2)	Represents the grant date fair value computed in accordance with Financial Accounting Standards Board Accounting Standards Clarification (“FASB ASC”) Topic 718.
(3)

Represents cash amounts paid by FGL to settle Performance RSUs granted to all NEOs in fiscal 2017 in connection with the Business Combination and restricted stock granted to Mr. Littlefield in fiscal 2016 and fiscal 2017.

(4)

For fiscal 2018, the amounts reported in this column reflect amounts earned under the EIP for all NEOs. The amounts reported for periods prior to fiscal 2018 in this column reflect the amounts paid out under FGL’s 162(m) Plan for all of our NEOs, except for Mr. Vigneau, and the amounts paid out for Mr. Vigneau under the FGL’s Employee Incentive Compensation Plan.

(5)	All other compensation for fiscal 2018 was as follows:

Name	401(k) Match ($)	Profit Sharing ($)	Life Insurance Premium ($)	Long- Term Disability Insurance Premium ($)	Remote Worker Subsidy ($)	Paid-Time Off ($)	Separation Payments ($)	Other ($)	Total ($)
Littlefield	13,750	5,400	-	909	-	34,615	3,700,000	44,500	3,799,174
Vigneau	13,750	5,400	2,197	945	-	-	-	-	22,292
Marhoun	13,750	5,400	1,017	945	-	-	-	-	21,112
Phelps	13,750	5,400	1,579	945	969	-	-	-	23,941
Currier	11,745	5,400	4,963	945	-	-	-	-	23,140

(6)

Mr. Littlefield resigned from his positions with the company effective December 19, 2018. Mr. Christopher Blunt was appointed as President, Chief Executive Officer and Director effective as of January 2, 2019. As a result, Mr. Blunt did not serve as a NEO during fiscal year 2018.

(7)	Mr. Phelps and Mr. Currier were not NEOs prior to fiscal 2018.

Grants of Plan-Based Awards

The following table sets forth information concerning estimated possible payouts under non-equity incentive plan awards for fiscal 2018 performance and equity incentive plan awards granted in fiscal 2018 to our named executive officers. The terms and conditions applicable to these awards are described in “Compensation Discussion and Analysis” and “Outstanding Equity Awards at Fiscal Year-End.”

Name	Type of Grant		Estimated future payouts under non-equity incentive plan awards(1)			Estimated future payouts under equity incentive plan awards			All other stock awards: Number of shares of stock or units (#)	All other option awards: Number of securities underlying options (#)(2)	Exercise or base price of option awards ($/Sh)	Grant date fair value of stock and option awards ($)
		Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)

Christopher J. Littlefield (3)	Non-Equity	2/27/2018	400,000	800,000	1,200,000	-	-	-	-	-	-	-
	Option	5/15/2018	-	-	-	-	-	-	-	3,634,159	$10	7,963,653
	Option	5/15/2018	-	-	-	-	-	-	-	613,476	$10	961,930

Dennis R. Vigneau	Non-Equity	2/27/2018	132,000	264,000	396,000	-	-	-	-	-	-	-
	Option	5/15/2018	-	-	-	-	-	-	-	1,817,079	$10	3,981,825
	Option	5/15/2018	-	-	-	-	-	-	-	306,738	$10	480,965

Eric L. Marhoun	Non-Equity	2/27/2018	87,500	175,000	262,500	-	-	-	-	-	-	-
	Option	5/15/2018	-	-	-	-	-	-	-	726,832	$10	1,592,730
	Option	5/15/2018	-	-	-	-	-	-	-	128,830	$10	202,005

John A. Phelps II	Non-Equity	2/27/2018	65,000	130,000	195,000	-	-	-	-	-	-	-
	Option	5/15/2018	-	-	-	-	-	-	-	908,540	$10	1,990,913
	Option	5/15/2018	-	-	-	-	-	-	-	153,369	$10	240,482

John D. Currier	Non-Equity	2/27/2018	60,000	120,000	180,000	-	-	-	-	-	-	-
	Option	5/15/2018	-	-	-	-	-	-	-	908,540	$10	1,990,913
	Option	5/15/2018	-	-	-	-	-	-	-	153,369	$10	240,482

(1) Represents the potential amounts for annual EIP incentives for fiscal 2018. Actual amounts earned by the NEOs are reflected in the Summary Compensation Table.

(2) Represents stock option awards granted under our 2017 Omnibus Incentive Plan which vest, if at all, subject to a combination of time and/or performance based vesting over a five year period ending in 2023. Time-based stock options vest one-fifth each year on the anniversary of the grant date. Stock price options vest based on the achievement of stock price goals, ranging from $11 to $25, applicable to each period. Performance based options vest based on three-year, four-year and five-year Adjusted Operating ROE goals, ranging from 15.50% to 18.50%, applicable to each period. These stock options expire seven years from their respective grant date.

(3) Pursuant to his separation agreement, Mr. Littlefield received $1,100,000 with respect to payments under the EIP, and Mr. Littlefield’s options were cancelled in connection with his resignation from the company.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

Business Combination

At the effective time of the Business Combination on November 30, 2017, each (i) option to purchase shares of FGL’s common stock (“FGL Stock Option”), (ii) restricted share of FGL’s common stock and (iii) Performance RSU, in each case whether vested or unvested, became fully vested and automatically converted into the right to receive a cash payment equal to the product of (1) the number of shares subject to the award (for Performance RSUs, determined at the target performance level) multiplied by (2) the merger consideration of $31.10 (less the exercise price per share in the case of FGL Stock Options). In addition, at the effective time of the Merger, each stock option (“FGLH Stock Option”) and restricted stock unit relating to shares of Fidelity & Guaranty Life Holdings, Inc., a Delaware corporation and wholly owned subsidiary of the company (“FGLH”), whether vested or unvested, became fully vested and automatically converted into the right to receive a cash payment equal to the product of (A) the number of shares of FGLH stock subject to the award multiplied by (B) $176.32 (less the exercise price in the case of such FGLH Stock Options).

Employment Agreements with Named Executive Officers

Separation Agreement with Christopher J. Littlefield

Mr. Littlefield’s resignation from our company was treated as a qualifying termination that was eligible for separation benefits under his employment agreement. In connection with Mr. Littlefield’s resignation from the company on December 19, 2018, we entered into a separation agreement and release with Mr. Littlefield on December 19, 2018 (the “separation agreement”). The separation agreement provided for the payment of the amounts due under his employment agreement for a termination without cause, including accrued obligations, an amount equal to $1,100,000 with respect to Mr. Littlefield’s annual bonus for 2018, $1,288,461 in a cash lump sum, $1,911,538, representing an amount equal to the sum of two times his annual base salary and two times his target annual cash bonus, and a one-time payment of $500,000 in connection with the cancellation of his outstanding stock options. The separation agreement also provided for the payment of Mr. Littlefield’s legal fees of up to $50,000 in connection with negotiating the separation agreement.

As a condition to receiving his payments under the separation agreement, Mr. Littlefield agreed to continue to be subject to the restrictive covenants set forth in his prior employment agreement. Mr. Littlefield will be subject to a 12-month non-solicitation covenant related to clients and independent marketing organizations of the company; a 12-month non-competition covenant; and an 18-month non-solicitation of employees covenant.

Employment Agreement with Christopher J. Littlefield

On May 6, 2015, FGL entered into an amended and restated employment agreement with Mr. Littlefield. The employment agreement provided for a term through September 30, 2016, subject to automatic renewal each year for an additional one-year period unless either party provides prior written notice of non-renewal. Pursuant to the employment agreement, Mr. Littlefield’s annual base salary was $800,000 and he was eligible for a target bonus opportunity of 100% of his base salary based on company and individual performance.

Mr. Littlefield’s employment agreement provided that if, within 18 months following a change in control, he was terminated without “cause” or resigns with “good reason,” then he would be eligible to receive: (i) accrued obligations, including salary, accrued vacation time and any earned and unpaid bonuses through the termination date; (ii) a pro-rated portion of his target annual cash bonus for the year of termination, based on the number of days elapsed in the performance period prior to the date of termination and payable in a lump sum by January 31 of the year following the year of termination; and (iii) an amount equal to the sum of two times his annual base salary and two times his target annual cash bonus, payable over 12 months following the date of termination.

In connection with Mr. Littlefield’s resignation from the company on December 19, 2018, we entered into the separation agreement, which provided for the satisfaction of all obligations to Mr. Littlefield under the employment agreement.

Employment Agreements with Messrs. Vigneau, Marhoun and Phelps

In November 2013, we entered into a new employment agreement with Mr. Marhoun and Mr. Phelps. In January 2014, we entered into a new employment agreement with Mr. Vigneau.

The employment agreements do not have a fixed term and provide for compensation and benefits at our sole discretion. Under the employment agreements, we may terminate the executive’s employment for “cause” at any time. Either we or the executive may terminate the executive’s employment (other than in cases of cause, death or disability) by giving the other party three months’ written notice. In the event that either party provides notice, for the duration of the three-month notice period, the executive will continue to receive the base salary that he received immediately prior to the notice and will continue to be eligible for benefits. Except as provided below, the executive will not be eligible for any bonus (either in full or pro rata) otherwise payable after the date on which notice is given, nor be eligible for any benefits after the termination date. Upon a termination of employment, the executive will have the right to elect continuation coverage under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) at his expense.

Under any termination, the executive will be entitled to salary, accrued and unused vacation time and accrued benefits through the termination date. Upon a termination by us other than for “cause,” provided the executive signs and delivers, and does not revoke, a general release in a form acceptable to us, the executive will be entitled to receive the following severance benefits in a lump sum following the expiration of any revocation period in the release agreement: (i) severance payment equal to two weeks of base salary for every year of employment (counting service to the predecessor entity and its affiliates), subject to a minimum payment of 26 weeks of base salary (39 weeks of base salary in the case of Mr. Phelps) and a maximum payment of 52 weeks of base salary; and (ii) if the executive properly elects COBRA coverage, we will make payments to the insurance provider equal to the amount due for the executive’s COBRA coverage payments for a period of time equal to the number of weeks of severance payments (or, if sooner, until the executive is eligible to receive health benefits under another medical plan).

Upon a termination for disability, the executive will receive a pro rata bonus for the period when the executive was performing his or her regular duties on a full-time basis. Upon the executive’s death, the executive’s estate shall be eligible to receive the executive’s bonus, if any, for the period up through the executive’s death (and in the event the executive’s death is prior to the end of a compensation year, the bonus will be prorated).

The employment agreements generally define “cause” as (i) the executive’s breach of his obligations under the employment agreement; (ii) the executive’s failure to perform duties assigned to him in a manner satisfactory to the company; (iii) the executive’s engagement in acts of dishonesty or moral turpitude, or any unlawful conduct; or (iv) the executive’s engagement in conduct that is likely to affect adversely the company’s business or reputation.

Under the employment agreements, during the executive’s employment and for 18 months following any termination of employment, the executive is subject to a non-solicitation covenant related to clients and employees. In addition, during employment and for six months following any termination of employment, each executive is subject to a non-competition restrictive covenant under the employment agreements.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning outstanding equity awards held by our named executive officers at the end of fiscal 2018.

	Option awards				Stock awards

Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested (#)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)
Christopher J. Littlefield(1)	-	-	-	-	-	-	-	-
Dennis R. Vigneau	-	2,123,817	10.00	5/15/2028	-	-	-	-
Eric L. Marhoun	-	855,662	10.00	5/15/2028	-	-	-	-
John A. Phelps II	-	1,061,909	10.00	5/15/2028	-	-	-	-
John D. Currier	-	1,061,909	10.00	5/15/2028	-	-	-	-

(1) Mr. Littlefield’s options were cancelled in connection with his resignation from the company.

Option Exercises and Stock Vested

Our NEOs did not exercise any stock options and no stock awards vested in fiscal 2018.

Pension Benefits

We do not provide any defined benefit plans to our NEOs.

Nonqualified Deferred Compensation

The following table provides information concerning the nonqualified deferred compensation of each of the participating NEOs in the Executive Nonqualified Deferred Compensation Plan of FGLH (the “Deferred Compensation Plan”) as of December 31, 2018.

Name	Aggregate Balance at Beginning of Last Fiscal Year ($)	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)(2)	Aggregate Earnings in Last Fiscal Year ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)(4)
Christopher J. Littlefield	-	-	-	-	-	-
Dennis R. Vigneau	923,461	220,000	-	(115,383)	-	1,028,079
Eric L. Marhoun	543,257	170,289	-	(22,248)	-	691,297
John A. Phelps II	340,547	162,500	-	(20,424)	-	482,623
John D. Currier	110,491	24,000	-	(13,643)	-	120,848
(1)	Amounts reported in this column are included in the Summary Compensation Table in the “Salary” and “Non-Equity Incentive Plan Compensation” columns for fiscal 2018.
(2)	Contributions were not made by FGL after fiscal 2013.
(3)	Amounts reported in this column are not reported as compensation in the Summary Compensation Table.
(4)	Amounts reported in this column were not reported as compensation in the Summary Compensation tables for previous years.

The Deferred Compensation Plan permits our participating NEOs and certain other employees to elect to defer up to 50% of their base salary and up to 100% of any performance-based non-equity incentive plan compensation. Any deferral elections are made under the Deferred Compensation Plan pursuant to a participation agreement with the NEO. We have eliminated the annual discretionary grant to each active participating NEO effective January 2013. Past employer contributions vest 20% for each year of service and are fully vested after five years of service. Deferred amounts and employer contributions are contributed to individual accounts in the FGLH Executive Deferred Compensation Plan Trust. The participants self-direct the notional investment of deferred contribution accounts in investment funds from a selection made available by our retirement committee.

The vested balance of the deferred compensation accounts will be distributed to each participating NEO upon his or her death, disability or separation from service (including retirement). Participants may elect upon initial enrollment to have accounts distributed upon a change in control event, although none of our NEOs have so elected. In-service hardship and education account withdrawals are permitted under the plan with respect to participant deferrals and employer credits.

Potential Payments upon Termination or Change in Control

Effect of Termination or Change in Control on Nonqualified Deferred Compensation

For any participating NEO in our deferred compensation plan, the vested balance of the deferred compensation accounts will be distributed upon death, disability or separation from service, and, if elected upon initial enrollment, upon a change-in-control event. None of our participating NEOs have elected to have vested account balances distributed upon a change-in-control event without a separation from service. For more information on our nonqualified deferred compensation plan, see the narrative description entitled “Nonqualified Deferred Compensation.”

2015 Severance Plan

On June 16, 2015, FGL’s Compensation Committee authorized amendments to its severance benefit policies, including the adoption of the Severance Plan. Under the terms of the Severance Plan, Mr. Vigneau, Mr. Marhoun, Mr. Phelps and Mr. Currier are eligible to receive severance payments and benefits if, within 12 months following a change in control, (a) the NEO is terminated without “cause” or (b) the NEO’s position is eliminated, the NEO is not offered “comparable employment” and the NEO voluntarily terminates employment as a result. Upon such a qualifying termination of employment, the NEO will generally be eligible to receive: (i) a lump sum payment equal to the sum of (x) 52 weeks of the NEO’s base salary, (y) the NEO’s target annual cash bonus and (z) a pro-rated portion of the NEO’s target annual cash bonus for the year of termination, based on the number of days elapsed in the performance period prior to the date of termination, generally payable in a lump sum within approximately four weeks after the NEO returns a release of claims to the company; and (ii) subsidized health and medical insurance coverage under COBRA for 52 weeks following the date of termination.

The Severance Plan provides that if payments, whether under the Severance Plan or otherwise, would be subject to the excise tax imposed on “parachute payments” in accordance with Section 280G of the Code, then those payments will be reduced to the extent necessary such that no portion of the payments is subject to the excise tax, but only if the net amount of such payments, as so reduced, is greater than or equal to the net amount of such payments without such reduction.

For purposes of the Severance Plan, “cause” has the meaning set forth in the individual NEO’s employment agreement with the company, under which cause generally means: (i) breach of the executive officer’s obligations under his or her employment agreement; (ii) failure to perform duties in a manner satisfactory to the company, subject to the obligation of the company to provide the executive officer with prior notice providing reasonable detail of the bases for the unsatisfactory performance and an opportunity to correct the performance deficiencies; (iii) engaging in acts of dishonesty or moral turpitude, or any unlawful conduct; or (iv) engaging in conduct that is likely to affect adversely the business and or reputation of the company.

For purposes of the Severance Plan, “comparable employment” generally means: (i) a reduction in base salary by of more than 15%; (ii) a reduction in target annual bonus of more than 15%; and (iii) a relocation of primary worksite, which is more than 50 miles from the primary worksite at the time of the change in control.

Potential Payments Table

The following table sets forth the estimated amount of compensation each of our NEOs would receive under the termination or change in control provisions contained in the agreements and plans discussed above. For our NEOs other than Mr. Littlefield, the table assumes that such termination or change in control event occurred on December 31, 2018. For Mr. Littlefield, the table includes only the actual amounts paid in connection with his resignation from the company on December 19, 2018. The table excludes (i) amounts accrued through the termination date that would be paid in the normal course of continued employment, such as accrued but unpaid salary, (ii) vested account balances under our 401(k) plan that are generally available to all of our employees and (iii) except as indicated in the footnotes below, any post-employment benefit that is available to all of our employees and does not discriminate in favor of our NEOs. In the case of a change in control situation, we assume that the vesting of all options and restricted stock will be accelerated, even though our Compensation Committee has the discretion to provide for alternative treatment of the awards upon a change in control.

Name	Termination Trigger	Severance (Salary)(1)	Severance (Bonus)(2)	Equity Vesting (3)	Nonqualified Deferred Compensation (4)	Retention Award(5)	2017 Incentive Award(6)	Other Benefits(7)	Total
Christopher J. Littlefield(8)	Involuntary termination w/o cause	1,911,538	1,100,000	-	-	-	-	1,838,462	4,850,000
	Voluntary termination	-	-	-	-	-	-	-	-
	Retirement (9)	-	-	-	-	-	-	-	-
	Death	-	-	-	-	-	-	-	-
	Disability	-	-	-	-	-	-	-	-
	Change in control	-	-	-	-	-	-	-	-
Dennis R. Vigneau	Involuntary termination w/o cause	220,000	-	-	1,028,079	440,000	220,000	19,701	1,927,780
	Voluntary termination	-	-	-	1,028,079	-	-	8,462	1,036,540
	Retirement (9)	-	-	-	-	-	-	-	-
	Death	-	264,000	-	1,028,079	-	-	-	1,292,079
	Disability	-	264,000	-	1,028,079	-	-	8,462	1,300,540
	Change in control	440,000	528,000	-	-	-	-	30,940	998,940
Eric L. Marhoun	Involuntary termination w/o cause	175,000	-	-	691,297	350,000	175,000	17,620	1,408,917
	Voluntary termination	-	-	-	691,297	-	-	6,731	698,028
	Retirement (9)	-	-	-	-	-	-	-	-
	Death	-	175,000	-	691,297	-	-	-	866,297
	Disability	-	175,000	-	691,297	-	-	6,731	873,028
	Change in control	350,000	350,000	-	-	-	-	28,510	728,510

Name	Termination Trigger	Severance (Salary)(1)	Severance (Bonus)(2)	Equity Vesting (3)	Nonqualified Deferred Compensation (4)	Retention Award(5)	2017 Incentive Award(6)	Other Benefits(7)	Total
John A. Phelps II	Involuntary termination w/o cause	243,750	-	-	482,623	325,000	130,000	19,681	1,201,054
	Voluntary termination	-	-	-	482,623	-	-	6,250	488,873
	Retirement (9)	-	-	-	-	-	-	-	-
	Death	-	130,000	-	482,623	-	-	-	612,623
	Disability	-	130,000	-	482,623	-	-	6,250	618,873
	Change in control	325,000	260,000	-	-	-	-	33,112	618,112
John D. Currier	Involuntary termination w/o cause	150,000	-	-	120,848	300,000	84,688	15,459	670,994
	Voluntary termination	-	-	-	120,848	-	-	5,769	126,617
	Retirement (9)	-	-	-	-	-	-	-	-
	Death	-	-	-	120,848	-	-	-	120,848
	Disability	-	-	-	120,848	-	-	5,769	126,617
	Change in control	300,000	240,000	-	-	-	-	25,148	565,148

(1)

Under the terms of the employment agreements and severance plan, severance pays out in a lump sum. Amounts payable in this column may be subject to the NEO executing and not revoking a release of claims against the company. See “Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table—Employment Agreements with Named Executive Officers.”

(2)	Amounts in this column include, if provided in an employment agreement with the NEO, a pro rata bonus for the year of termination upon certain types of terminations.

(3)	As of December 31, 2018, the exercise price of the stock options held by the NEOs subject to potential vesting exceeded the market price of the underlying ordinary shares.

(4)	For any participating NEO, the vested balance of the deferred compensation accounts will be distributed upon death, disability or separation from service.

(5)	Represents the amount of the retention award payable to the NEO. See “Compensation Discussion and Analysis—Components of Our Executive Compensation Program—Retention Awards.”

(6)	Represents the amount of the 2017 Incentive Awards payable to the NEO. See “Compensation Discussion and Analysis—Components of Our Executive Compensation Program—2017 Incentive Awards.”

(7)

For Mr. Littlefield, includes $1,288,461.54 in a cash lump sum, a one-time payment of $500,000 in connection with the cancellation of his outstanding stock options, and the payment of Mr. Littlefield’s legal fees of up to $50,000 in connection with negotiating the separation agreement. For all other NEOs, amounts include any accrued vacation as of December 31, 2018, which would be paid out upon a termination.

(8)

Represents the amounts paid in connection with Mr. Littlefield’s resignation from the company. For a description of Mr. Littlefield’s separation agreement, see “Summary Compensation Table—Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table – Separation Agreement.”

(9)	As of December 31, 2018, none of our NEOs were retirement eligible.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table presents information as of December 31, 2018, regarding our securities authorized for issuance under equity compensation plans:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted- average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by security holders(1)	9,587,854	$	9.76	5,418,046

Equity compensation plans not approved by security holders(2)	5,920,214	$	8.57	-

Total	15,508,068	$	9.30	5,418,046

(1) Represents securities issued or issuable under our 2017 Omnibus Incentive Plan.

(2) Represents shares reserved for issuance in connection with stock options granted to Messrs. Blunt and Bayer outside of the 2017 Omnibus Incentive Plan as an “employment inducement award” under NYSE Listing Rule 303A.08. The inducement awards are subject to the terms and conditions of the 2017 Omnibus Incentive Plan.

For Mr. Blunt, stock options for a total of 3,813,476 shares were issued as inducement awards and vest as follows:

•

Stock options for 3,200,000 shares vest as follows: fifty percent in five equal annual installments beginning on December 21, 2019, subject to continued employment, and fifty percent in five equal installments beginning on December 21, 2019, based on attainment of performance objectives to be established by the board of directors on an annual basis, subject to continued employment.

•

Stock options for 613,476 shares vest as follows: fifty percent in three equal annual installments beginning on March 15, 2021, based on attainment of specified return on equity performance metrics, subject to continued employment, and fifty percent vesting in five equal installments beginning on March 15, 2020, based on attainment of specified minimum stock prices, subject to continued employment.

For Mr. Bayer, stock options for a total of 2,106,738 shares were issued as inducement awards and vest as follows:

•

Stock options for 1,800,000 shares vest as follows: fifty percent in five equal annual installments beginning on December 21, 2019, subject to continued employment, and fifty percent in five equal installments beginning on December 21, 2019, based on attainment of performance objectives to be established by the board of directors on an annual basis, subject to continued employment.

•

Stock options for 306,738 shares vest as follows: fifty percent in three equal annual installments beginning on March 15, 2021, based on attainment of specified return on equity performance metrics, subject to continued employment, and fifty percent in five equal installments beginning on March 15, 2020, based on attainment of specified minimum stock prices, subject to continued employment.

PROPOSAL NO. 2 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has approved the engagement of KPMG LLP (“KPMG”) as the company’s independent registered public accounting firm to audit our consolidated financial statements for fiscal 2019. Our Board and Audit Committee believes that the appointment of KPMG as our company’s independent registered public accounting firm is in the best interests of our shareholders and our company.

Although shareholder ratification of the appointment of KPMG as our independent registered public accounting firm is not required by any applicable law or regulation, shareholder views are being solicited and will be considered by our Audit Committee and our Board. Even if the selection is ratified, our Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm if it is determined that such a change would be in the best interests of our company and its shareholders. We expect that a representative of KPMG will be present at our annual meeting, with the opportunity to make a statement if he or she so desires and to be available to answer appropriate questions.

To the company’s knowledge, neither KPMG nor any of its partners has any direct financial interest or any indirect financial interest in our company other than as the company’s independent registered public accounting firm.

For information about the professional services rendered by KPMG to us for fiscal 2018, please see the section of this proxy statement captioned “Principal Accountant Fees and Services.”

Resolution to be Voted Upon

It is resolved, as an ordinary resolution, that the appointment of KPMG LLP as the intendent registered public accounting firm to audit the Company’s consolidated financial statement for the financial year ending December 31, 2019 confirmed, ratified and approved in all respects.

Vote Required

Approval of this proposal requires the affirmative vote of holders of a majority of the issued and outstanding ordinary shares represented in person or by proxy and entitled to vote and actually cast thereon at the annual meeting. Abstentions or failure to vote in person or to vote by proxy at the annual meeting will have no effect on the outcome of the vote.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2019.

Changes in the Company’s Independent Registered Public Accounting Firm

On November 29, 2017, in connection with the Closing, WithumSmith+Brown, PC (“Withum”) resigned as the company’s independent registered public accounting firm, effective as of the closing date of the Business Combination. The report of Withum on the company’s financial statements for the period from February 26, 2016 (date of inception) to December 31, 2016 did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

During the period from February 26, 2016 (date of inception) to December 31, 2016, and in the subsequent interim period through November 29, 2017, (i) there were no “disagreements” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) between CF Corp. or the company and Withum on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Withum, would have caused Withum to make reference to the subject matter of the disagreement in its reports and (ii) there were no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K.

The company provided Withum with a copy of the disclosures set forth above and requested that Withum furnish the company with a letter addressed to the SEC stating whether it agrees with the above statements. A copy of Withum’s letter, dated December 1, 2017, is filed as Exhibit 16.1 to our Current Report on Form 8-K filed with the SEC on December 1, 2017.

On November 29, 2017, the Audit Committee approved the engagement of KPMG as the company’s independent registered public accounting firm for the fiscal year ending December 31, 2017. Prior to the completion of the Business Combination, KPMG served as the auditor of FGL since its initial public offering. KPMG accepted the engagement on January 5, 2018.

During the year ended December 31, 2016, and the subsequent interim period through November 29, 2017, neither the company nor anyone on its behalf consulted with KPMG regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the company’s financial statements, and neither a written report nor oral advice was provided to the company that KPMG concluded was an important factor considered by the company in reaching a decision as to any accounting, auditing or financial reporting issue or (ii) any matter that was either the subject of a disagreement or a “reportable event” (as described in Item 304(a)(1)(v) of Regulation S-K).

Principal Accountant Fees and Services

In accordance with Sarbanes-Oxley, our Audit Committee charter provides that our Audit Committee has the sole authority and responsibility to pre-approve all audit services, audit-related tax services and other permitted services to be performed for our company by our independent registered public accounting firm and the related fees. Pursuant to its charter and in compliance with rules of the SEC and the PCAOB, our Audit Committee has established a pre-approval policy and procedures that require the pre-approval of all services to be performed by our independent registered public accounting firm. The independent registered public accounting firm may be considered for other services not specifically approved as audit services or audit-related services and tax services so long as the services are not prohibited by SEC or PCAOB rules and would not otherwise impair the independence of our independent registered public accounting firm.

The table below sets forth the professional fees billed or expected to be billed to our company by KPMG for professional services rendered during fiscal 2018 and fiscal 2017.

	Fiscal 2018	Fiscal 2017
Audit fees	$3,696,000	$4,395,000
Audit-related fees	187,855	2,350,000
Tax fees	679,175	365,410
All other fees	-	14,000
Total fees	$4,563,030	$7,124,410

•

Audit Fees are fees for professional services for the audit of the consolidated financial statements included in Form 10-K and the review of the consolidated financial statements included in Form 10-Qs or services that are provided in connection with statutory and regulatory filings or engagements, such as statutory audits required for certain U.S. and foreign subsidiaries. These fees also include services provided in connection with review of registration statements, comfort letters and consents.

•	Audit-Related Fees are fees for assurance and related services that are reasonably related to the performance of the audit or review of the consolidated financial statements.

•	Tax Fees are fees for tax compliance, tax advice and tax planning.

•	All Other Fees are fees, if any, for any services not included in the first three categories.

AUDIT COMMITTEE REPORT

Our Audit Committee operates under, and has the responsibility and authority set forth in, the written charter adopted by our Board of Directors, which can be viewed on our website, www.fglife.bm under “Corporate Governance.” As described above, all members of our Audit Committee are independent as defined by SEC rules and NYSE Corporate Governance Standards. Each member is financially literate within the meaning of NYSE Corporate Governance Standards and at least one member of our Audit Committee is an “audit committee financial expert” as defined by SEC rules.

Management is responsible for our internal controls and the financial reporting process. Our independent registered public accounting firm, KPMG, is responsible for performing an independent audit of our consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”) and for auditing the company’s internal control over financial reporting and issuing their reports thereon. Our Audit Committee’s responsibility is to monitor and oversee these processes.

The Audit Committee has reviewed and discussed with management and the independent registered public accounting firm the audited financial statements of FGL Holdings for the year ended December 31, 2018. The Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 1301, “Communications with Audit Committees” issued by the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Our Audit Committee has concluded that KPMG’s provision of audit and non-audit services to our company and its affiliates is compatible with KPMG’s independence.

Based on the foregoing, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2018. The Audit Committee also appointed KPMG as our independent registered public accounting firm for fiscal 2019.

AUDIT COMMITTEE

/s/ Keith W. Abell

/s/ Patrick S. Baird

/s/ Timothy M. Walsh

OTHER MATTERS

The company knows of no other matters to be submitted to the shareholders at our annual meeting. The persons named on the proxy are authorized to vote in their discretion upon such other business as may properly come before our annual meeting.

SHAREHOLDER PROPOSALS

Any shareholder who desires to submit a proposal for inclusion in the proxy materials for the 2020 annual general meeting in accordance with Rule 14a-8 of the Exchange Act must submit the proposal in writing to our principal executive offices at 4th Floor, Boundary Hall, Cricket Square, Grand Cayman, Cayman Islands KY1-1102 no later than November 30, 2019. The proposal must also comply with all applicable statutes and regulations.

Our charter provides that, except in the case of proposals made in accordance with Rule 14a-8, shareholder proposals to be brought before an annual general meeting or nominations of persons for election as directors are subject to the advance notice procedures in our charter (the “Advance Notice Procedures”). To be considered timely under the Advance Notice Procedures, notice of a shareholder proposal or director nomination (a “Shareholder Notice”) for the 2020 annual general meeting must be delivered to our principal executive offices at 4th Floor, Boundary Hall, Cricket Square, Grand Cayman, Cayman Islands KY1-1102 no later than February 6, 2020. However, if the date of the next annual general meeting is more than 30 days before or after the anniversary of this annual general meeting, the Shareholder Notice must be received no later than 90 days before the date of the annual general meeting or 10 days following the date of the first announcement of the annual general meeting date, whichever is later. To be eligible to submit a proposal or nominee under the Advance Notice Procedures, the shareholder must meet the eligibility requirements to submit shareholder proposals under Rule 14a-8 and must be entitled to vote on such proposal or for the election of directors, as applicable. All shareholder proposals and director nominations under the Advance Notice Procedures must comply with all requirements under our charter. This includes that the Shareholder Notice must be in the proper written form as required by our charter, and in the case of a director nomination, a written questionnaire, written representation and agreement and other information requested by the Company of the person nominated will be required. Director nominations may only be for such classes or slates as are specified in company’s notice of meeting as being up for election at such annual general meeting. The Nominating and Corporate Governance Committee will review all such information submitted by the shareholder with respect to the proposed nominee and determine whether such nominee is eligible to act as a director. All shareholder proposals or director nominations under our Advance Notice Procedures must comply with all applicable statutes, regulations and requirements in our charter, a copy of which may be obtained at no cost from the corporate secretary.

If the chairman of any annual meeting determines that a shareholder proposal or nomination does not comply with the requirements set forth in our charter, such matter shall be disregarded.

GENERAL INFORMATION ABOUT THE PROXY STATEMENT AND THE ANNUAL MEETING

Voting Instructions and Information

Proxy Materials

You are receiving:

1.	this proxy statement for our annual meeting;
2.	a proxy card or voting instruction form for our annual meeting; and
3.	our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 (“fiscal 2018”), as filed with the Securities and Exchange Commission (the “SEC”) on March 1, 2019.

If you are a shareholder of record, our proxy materials were sent directly to you by our company and you can vote your shares as instructed on the accompanying proxy card. You are a shareholder of record if at the close of business on the record date your shares were registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company.

If you are a beneficial owner with shares held in the name of your bank, brokerage firm or other nominee, you are a beneficial owner, meaning that your shares are held in “street name.” Our proxy materials were forwarded to you by that organization, and their instructions for voting your shares should accompany this proxy statement.

Who Can Vote

Our Board has fixed the close of business on March 27, 2019, as the record date to determine the shareholders who are entitled to attend and vote at our annual meeting. On the record date, our shares outstanding and entitled to vote consisted of 221,807,598 ordinary shares, which was held by 159 holders of record including persons who hold shares for an indeterminate number of beneficial owners. Each ordinary share is entitled to one vote in the election of directors and on each matter submitted for shareholder approval.

Matters to be Presented

Other than matters incident to the conduct of our annual meeting and those set forth in this proxy statement, we do not know of any business or proposals to be considered at our annual meeting. You may also be asked to consider and vote upon other business as may come before our annual meeting or any adjournment thereof. If any other business is proposed and properly presented at our annual meeting, the proxies received from our shareholders give the proxy holders the authority to vote on any other matters in their discretion.

Board Recommendations

OUR BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR CLASS C DIRECTORS AND “FOR” THE RATIFICATION OF THE OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2019.

Shareholder List

At our annual meeting, and at least ten days prior to our annual meeting, a complete list of shareholders entitled to vote at the annual meeting will be available at our principal office, 4th Floor, Boundary Hall, Cricket Square, Grand Cayman, Cayman Islands KY1-1102, during regular business hours. Shareholders of record may inspect the list for proper purposes during normal business hours.

How to Attend the Annual Meeting

All shareholders at the close of business on the record date are invited to attend our annual meeting to be held on Tuesday, May 7, 2019, at 2:00 p.m., Eastern Time, at the Four Seasons Toronto, 60 Yorkville Avenue, Toronto, Ontario M4W 0A4, Canada. For admission, shareholders should come to our annual meeting check-in area no less than 15 minutes before our annual meeting is scheduled to begin. Shareholders of record should bring a form of photo identification so their share ownership can be verified. A beneficial owner holding shares in “street name” must also bring an account statement or letter from his or her bank or brokerage firm showing that he or she beneficially owns shares as of the close of business on the record date, along with a form of photo identification. Registration will begin at 1:30 p.m., Eastern Time, and our annual meeting will begin at 2:00 p.m., Eastern Time. Please note that the use of cameras and other recording devices will not be allowed at our annual meeting.

Voting Your Proxy

If you are a shareholder of record, there are several ways for you to vote your shares:

•

By mail. You may submit your vote by completing, signing and dating the proxy card received and returning it in the prepaid envelope by following the instructions that appear on the proxy card. Proxy cards submitted by mail must be received no later than 5:00 p.m., Eastern Time, on May 6, 2019, to be voted at our annual meeting.

•

Via Internet. You may vote your shares via the Internet by following the instructions provided in the proxy card. If you vote via the Internet, you do not need to return a proxy card by mail. Internet voting is available 24 hours a day, 7 days a week. Votes submitted through the Internet must be received by 11:59 p.m., Eastern Time, on May 6, 2019, to be voted at our annual meeting.

•

In person at the Annual Meeting. You may vote your shares in person at our annual meeting. Even if you plan to attend our annual meeting in person, we recommend that you also submit your proxy card or vote via the Internet by the applicable deadline so that your vote will be counted if you later decide not to attend the annual meeting. Details regarding requirements for admission to our annual meeting are described in this proxy statement under the heading “How to Attend the Annual Meeting”

If you are a beneficial owner of your shares held in “street name,” you should have received voting instructions from the bank, brokerage firm or other nominee holding your shares. You should follow such instructions in order to instruct your bank, brokerage firm or other nominee on how to vote your shares. The availability of Internet voting will depend on the voting process of the bank, brokerage firm or other nominee holding your shares. Shares held beneficially may be voted in person at our annual meeting only if you obtain a legal proxy from the broker or nominee giving you the right to vote the shares. Details regarding requirements for admission to our annual meeting are described in this proxy statement under the heading “How do I attend the annual meeting?”

Revoking Your Proxy

Shareholders of record. If you are a shareholder of record, you may revoke your vote at any time before the final vote at our annual meeting by:

•	signing and returning a new proxy card with a later date, since only your latest proxy card, received no later than 5:00 p.m., Eastern Time, on May 6, 2019, will be counted;
•	submitting a later-dated vote via the Internet, since only your latest Internet vote received by 11:59 p.m., Eastern Time, on May 6, 2019, will be counted;

•	attending our annual meeting, revoking your proxy, and voting in person; or
•

delivering a written revocation to Eric L. Marhoun, General Counsel and Secretary, at FGL Holdings, 4th Floor, Boundary Hall, Cricket Square, Grand Cayman, Cayman Islands KY1-1102, by 5:00 p.m., Eastern Time, on May 6, 2019.

Beneficial owners of shares held in “street name.” If you are a beneficial owner of your shares, you must contact the broker or other nominee holding your shares and follow its instructions for changing your vote.

Quorum

We may hold our annual meeting only if a “quorum” is present, either in person or by proxy. A quorum will be present at the annual meeting if the holders of a majority of the issued shares being individuals present in person or by proxy or if a corporation or other non-natural person by its duly authorized representative or proxy are present. Your shares will be counted towards establishing a quorum if you vote by mail, over the Internet or if you vote in person at our annual meeting. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists. If a quorum is not present at our annual meeting, we may adjourn the annual meeting to the same day in the next week at the same time and/or place or to such other day, time and/or place as the board may determine.

Voting Requirements

You may either vote for, against or abstain on each of the proposals. The election of each director nominee under Proposal 1 (election of directors) and Proposal 2 (ratification of the appointment of KPMG as auditor) each require an ordinary resolution, which is a resolution passed by holders of a simple majority of the issued and outstanding shares represented in person or by proxy and entitled to vote and actually cast thereon at the annual meeting. Broker non-votes and abstentions will not affect the outcome of any of the Proposals, as they are not counted as votes cast.

Shareholders of record. If you are a record holder of shares and you do not give specific voting instructions, the proxy holders will vote your shares as recommended by our Board on all matters presented in this proxy statement, and as the proxy holders determine in their discretion with respect to any other matters properly presented for a vote at our annual meeting.

Beneficial owners of shares held in “street name.” If your shares are held in “street name” and you do not give specific voting instructions to your nominee, then, under the NYSE rules, your nominee generally may vote on routine matters but cannot vote on non-routine matters. Only the proposal regarding ratification of the appointment of our independent registered public accounting firm is considered routine under applicable rules. If you do not give instructions on how to vote your shares on a non-routine matter, your nominee will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares; this is generally referred to as a “broker non-vote.”

Inspector of Election

We have engaged Continental Stock Transfer & Trust Company as our independent inspector of election to tabulate shareholder votes at our annual meeting.

Cost of Proxy Solicitation

This proxy is solicited on behalf of our Board. Certain officers, directors and other employees may also solicit proxies on our behalf by mail, telephone, fax, Internet or in person. Our company is paying for the cost of preparing, assembling and mailing this proxy soliciting material. We will pay the cost of this proxy solicitation. Brokers, nominees, fiduciaries and other custodians have been requested to forward soliciting material to the beneficial owners of common shares held of record by them, and these custodians will be reimbursed for their reasonable charges and expenses to forward our proxy materials to their customers or principals.

Voting Results

We will publish the final voting results from our annual meeting in a Current Report on Form 8-K within four business days of the date of our annual meeting.

Householding Information

Unless we have received contrary instructions, we may send a single copy of our proxy materials to any household at which two or more shareholders reside if we believe the shareholders are members of the same family. This process, known as “householding,” reduces the volume of duplicate information received at any one household and helps to reduce our expenses. However, if shareholders prefer to receive multiple sets of our proxy materials at the same address this year or in future years, the shareholders should follow the instructions described below. We will promptly provide separate copies upon written or oral request. Similarly, if an address is shared with another shareholder and together both of the shareholders would like to receive only a single set of our disclosure documents, the shareholders should follow these instructions:

•

If the shares are registered in the name of the shareholder, the shareholder should contact our transfer agent, Continental Stock Transfer & Trust Company, at 1 State Street, 30th Floor, New York, NY 10004-1561 or 212.509.4000 or us at our principal executive offices at 4th Floor, Boundary Hall, Cricket Square, Grand Cayman, Cayman Islands KY1-1102 or 410.487.8898 to inform us of his or her request; or

•	If a bank, broker or other nominee holds the share, the shareholder should contact the bank, broker or other nominee directly.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting and Where You Can Find Additional Information

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting To Be Held on May 7, 2019: The proxy statement and other proxy materials are available at no charge on our website at investors.fglife.bm under the heading “Annual Report.”

If you have any questions concerning our annual meeting and you are the shareholder of record of your shares, please contact our Investor Relations Department at 410.487.8898 or by email at investors@fglife.bm.

Incorporation By Reference

The information contained in sections of the proxy statement entitled “Report of the Audit Committee” (to the extent permitted by the rules of the SEC) and “Compensation Committee Report” shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933 or the Exchange Act.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet – QUICK éé é EASY

IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

FGL HOLDINGS

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on May 6, 2019.

INTERNET/MOBILE – www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY	Please mark your votes like this

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES

IN PROPOSAL 1 AND “FOR” PROPOSAL 2.

1. (1)	Election of Class B Directors Christopher O. Blunt	FOR ☐	AGAINST ☐	ABSTAIN ☐	2.	Ratification of the appointment of KPMG as our independent registered public accounting firm.	FOR ☐	AGAINST ☐	ABSTAIN ☐
(2)	Timothy M. Walsh	☐	☐	☐
(3)	Menes O. Chee	☐	☐	☐

CONTROL NUMBER

Signature Signature, if held jointly Date , 2019

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

Important Notice Regarding the Internet Availability of Proxy

Materials for the Annual Meeting of Shareholders

The 2019 Proxy Statement and the

2018 Annual Report to Shareholders are available at:

http://investors.fglife.bm/annual-report/Index?KeyGenPage=1073753002

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

    PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FGL HOLDINGS

The undersigned appoints Eric L. Marhoun and Dennis R. Vigneau, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of FGL Holdings held of record by the undersigned at the close of business on March 27, 2019 at the Annual General Meeting of FGL Holdings to be held on May 7, 2019, or at any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED FOR EACH OF THE THREE NOMINEES TO THE BOARD OF DIRECTORS AND FOR PROPOSAL 2, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL GENERAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

(Continued and to be marked, dated and signed, on the other side)